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                                                                     Exhibit 2.1

                          Agreement and Plan of Merger

                                  by and among

                              Mindlever.com, Inc.

                             Centra Software, Inc.

                              M-L Acquisition Co.

                                 April 11, 2001






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                               TABLE OF CONTENTS

ARTICLE I - THE MERGER
  Section 1.1   The Merger........................................      1
  Section 1.2   Effective Time....................................      1
  Section 1.3   Closing...........................................      1
  Section 1.4   Effects of the Merger.............................      2
  Section 1.5   Certificate of Incorporation......................      2
  Section 1.6   By-Laws...........................................      2
  Section 1.7   Directors and Officers............................      2
  Section 1.8   Approval of the Merger and Related Actions by
                Company Shareholders..............................      2
  Section 1.9   Effect on Capital Stock...........................      2

ARTICLE II - CONVERSION OF  SECURITIES
  Section 2.1   Exchange of Certificates..........................      6
  Section 2.2   No Further Ownership Rights in Company Stock......      8
  Section 2.3   Restricted Stock..................................      8
  Section 2.4   Taking of Necessary Action; Further Action........      9
  Section 2.5   Dissenters' Rights................................      9
  Section 2.6   Closing of the Company's Transfer Books...........      9
  Section 2.7   Cancellation of Company Options and Company
                Warrants..........................................      9
  Section 2.8   Escrow Agent Instructions.........................     10
  Section 2.9   Tax-Free Reorganization...........................     10
  Section 2.10  Purchase Accounting...............................     10

ARTICLE III -  SHAREHOLDERS' AGENT
  Section 3.1   Shareholders' Agent...............................     10
  Section 3.2   Powers of Shareholders' Agent.....................     10
  Section 3.3   Successors........................................     11
  Section 3.4   Exculpation; Fees and Expenses....................     11

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF COMPANY
             AND PRINCIPAL SHAREHOLDERS
  Section 4.1   Company...........................................     11
  Section 4.2   Capital Stock.....................................     11
  Section 4.3   Corporate Authorization and Enforceability........     12
  Section 4.4   Government Authorization..........................     12
  Section 4.5   Non-Contravention.................................     12
  Section 4.6   Financial Statements..............................     12
  Section 4.7   Absence of Undisclosed Liabilities................     13
  Section 4.8   No Material Adverse Changes.......................     13
  Section 4.9   Absence of Certain Developments...................     13
  Section 4.10  Leased Real Properties; Tangible Property Leases..     14
  Section 4.11  Accounts Receivable and Accounts Payable..........     15
  Section 4.12  Contracts and Commitments.........................     15
  Section 4.13  Intellectual Property.............................     17
  Section 4.14  Litigation........................................     19
  Section 4.15  Employees.........................................     19
  Section 4.16  Employee Benefit Plans............................     19
  Section 4.17  Insurance.........................................     21
  Section 4.18  Compliance........................................     21
  Section 4.19  Environmental Matters.............................     22

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  Section 4.20  Tax Liabilities...................................     23
  Section 4.21  Books and Records.................................     25
  Section 4.22  Certain Payments..................................     25
  Section 4.23  Customers.........................................     25
  Section 4.24  Bank Accounts.....................................     25
  Section 4.25  Relationships with Related Parties................     25
  Section 4.26  Assets............................................     25
  Section 4.27  Brokerage.........................................     25
  Section 4.28  Disclosure........................................     25
  Section 4.29  Board Recommendation..............................     26
  Section 4.30  Required Company Vote.............................     26
  Section 4.31  Ownership.........................................     26
  Section 4.32  Authorization and Enforceability..................     26
  Section 4.33  Non-Contravention.................................     26
  Section 4.34  Affiliates........................................     26

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF CENTRA AND ACQUISITION CO.
  Section 5.1   Corporate Existence and Power.....................     27
  Section 5.2   Centra and Acquisition Co. Capitalization.........     27
  Section 5.3   Corporate Authorization...........................     27
  Section 5.4   Non-Contravention.................................     27
  Section 5.5   Government Authorization..........................     28
  Section 5.6   SEC Filings; Financial Statements.................     28
  Section 5.7   Absence of Changes................................     28
  Section 5.8   Legal Proceedings; Orders.........................     28
  Section 5.9   SEC Filings; Financial Statements.................     29
  Section 5.10  Absence of Changes................................     29
  Section 5.11  Legal Proceedings; Orders.........................     29
  Section 5.12  Brokers...........................................     29

ARTICLE VI - CERTAIN OBLIGATIONS OF THE PARTIES
  Section 6.1   Conduct of Business Pending Closing...............     30
  Section 6.2   Insurance.........................................     31
  Section 6.3   Access, Information and Documents; Subsequent
                Financial Statements..............................     31
  Section 6.4   Consents..........................................     31
  Section 6.5   Resignations......................................     32
  Section 6.6   Public Announcements..............................     32
  Section 6.7   No Solicitation; Other Offers.....................     32
  Section 6.8   Subsequent Events.................................     32
  Section 6.9   Costs, Expenses and Taxes.........................     32
  Section 6.10  Company Shareholders Consents.....................     32
  Section 6.11  Fairness Hearing..................................     33
  Section 6.12  Company Affiliates; Restrictive Legend............     33
  Section 6.13  Certain Employee Benefits.........................     33
  Section 6.14  Notices Regarding Dissenting Shares...............     33
  Section 6.15  Rule 144(c).......................................     33


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ARTICLE VII - CONDITIONS TO CLOSING; TERMINATION
  Section 7.1   Conditions Precedent to Obligations of Centra.....     34
  Section 7.2   Conditions Precedent to the Obligations of the
                Company and the Principal Shareholders............     36
  Section 7.3   Termination.......................................     37

ARTICLE VIII - THE CLOSING
  Section 8.1   Closing Items Being Delivered by Principal
                Shareholders......................................     37
  Section 8.2   Closing Items Being Delivered by the Company......     38
  Section 8.3   Closing Items Being Delivered by Centra...........     39

ARTICLE IX - COVENANTS
  Section 9.1   Further Assurances................................     39
  Section 9.2   Company Information...............................     39
  Section 9.3   Company Name......................................     39
  Section 9.4   Confidentiality...................................     40

ARTICLE X - SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
            REDUCTION OF MERGER CONSIDERATION
  Section 10.1  Survival..........................................     40
  Section 10.2  Indemnification by Shareholders; Reduction of
                Merger Consideration..............................     40
  Section 10.3  Threshold.........................................     41
  Section 10.4  Indemnification by Centra.........................     41
  Section 10.5  Notice and Procedure for Indemnification..........     42
  Section 10.6  Reduction of Merger Consideration.................     43
  Section 10.7  Dollar Limitation.................................     43
  Section 10.8  Limitation of Remedies............................     43

ARTICLE XI - TAX MATTERS
  Section 11.1  Termination of Tax Sharing Agreement..............     43
  Section 11.2  Certain Taxes.....................................     43

ARTICLE XII - MISCELLANEOUS
  Section 12.1  Amendment and Modification........................     44
  Section 12.2  Notices...........................................     44
  Section 12.3  Counterparts......................................     45
  Section 12.4  Entire Agreement; No Third Party Beneficiaries....     45
  Section 12.5  Severability......................................     45
  Section 12.6  Governing Law.....................................     45
  Section 12.7  Consent to Jurisdiction...........................     45
  Section 12.8  Waiver of Jury Trial..............................     45
  Section 12.9  Successors and Assigns, Assignment................     46
  Section 12.10 Rules of Construction.............................     46

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                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT and PLAN OF MERGER (the "Agreement") is dated as of the 11th day of April, 2001, by and among MindLever.com, Inc., a North Carolina corporation (the "Company"), the shareholders of the Company listed as "Principal Shareholders" on the signature page hereof (each individually referred to herein as a "Principal Shareholder" and collectively as the "Principal Shareholders," and together with each other holder of shares of issued and outstanding capital stock of the Company as of the Effective Time, the "Shareholders"), Centra Software, Inc., a Delaware corporation ("Centra"), and M-L Acquisition Co., a Delaware corporation and wholly-owned subsidiary of Centra ("Acquisition Co.").

     A. The respective Boards of Directors of Centra, Acquisition Co. and the Company have approved this Agreement, and declared advisable the merger of Acquisition Co. and the Company (the "Merger") upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the North Carolina Business Corporation Act (the "NCBCA").

     B. Concurrently with the execution of this Agreement, and as a condition and inducement to Centra's willingness to enter into this Agreement, each Principal Shareholder is entering into a Proxy and Consent Agreement with Centra in the form of Exhibit B.

     NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

     Section 1.1 The Merger. Unless the Conversion Event occurs, upon the terms and subject to the conditions of this Agreement and the applicable provisions of the DGCL and the NCBCA, at the Effective Time, Company shall be merged with and into Acquisition Co., the separate corporate existence of Company shall cease, and Acquisition Co. shall continue as the surviving corporation of the Merger. If the Conversion Event occurs, then upon the terms and subject to the conditions of this Agreement and the applicable provisions of the DGCL and the NCBCA, at the Effective Time, Acquisition Co. shall be merged with and into Company, the separate corporate existence of Acquisition Co. shall cease, and Company shall continue as the surviving corporation of the Merger. The corporation surviving the Merger shall be referred to herein as the "Surviving Corporation."

     Section 1.2 Effective Time. The Merger shall become effective when the Certificate of Merger (as said Certificate is defined in Section 1.3(b)) is filed with the office of the Secretary of State of Delaware in accordance with the applicable provisions of the DGCL, and Articles of Merger (as said Articles are defined in Section 1.3(b)) in the office of the Secretary of State of the State of North Carolina in accordance with the applicable provisions of the NCBCA (or at the time specified as the effective time in the Certificate of Merger), which Certificate and Articles shall be filed as soon as practicable after the Closing (as defined in Section 1.3). The date and time when the Merger shall become effective are herein referred to as the "Effective Time."

     Section 1.3  Closing.

     (a) Subject to the provisions of Article VIII, the closing (the "Closing") of the transaction contemplated by this Agreement shall take place at the offices of Foley, Hoag & Eliot llp, One Post Office Square, Boston Massachusetts, on April 26, 2001, or such later date as the Company and Centra shall agree (the date and time of such Closing being herein referred to as the "Closing Date").

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     (b) Subject to the provisions of Article VIII, at the Closing the Surviving
Corporation shall execute a certificate of merger (the "Certificate of Merger") and cause said Certificate to be filed and recorded in accordance with the applicable provisions of the DGCL and shall execute articles of merger (the "Articles of Merger") and cause the same to be filed in accordance with the applicable provisions of the NCBCA.

     Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and Section 55-11-06 of the NCBCA.

     Section 1.5 Certificate of Incorporation. The Certificate of Incorporation of Acquisition Co., as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended in accordance with law, provided, that the name of the Surviving Corporation shall be changed to "Centra MindLever.com, Inc."

     Section 1.6 By-Laws. The By-Laws of Acquisition Co. as in effect at the Effective Time, shall be the By-Laws of the Surviving Corporation until amended as therein provided.

     Section 1.7 Directors and Officers. If requested by Centra, each person who is a director or officer of the Company immediately prior to the Effective Time shall resign effective as of the Effective Time. Any person who is a director or officer of Acquisition Co. immediately prior to the Effective Time shall, after the Effective Time, be a director or officer of the Surviving Corporation, without change until the earlier of such person's resignation or removal or the election and qualification of his successor in accordance with the Certificate of Incorporation and By-laws of the Surviving Corporation.

     Section 1.8 Approval of the Merger and Related Actions by Company Shareholders. As promptly as practicable after the execution and delivery of this Agreement, the Board of Directors of the Company shall recommend that the Shareholders of the Company consent to the adoption of this Agreement and approval of the Merger pursuant to Section 55-11-03 of the NCBCA. The Company and each Principal Shareholder shall use his or its best efforts to solicit from all holders of voting capital stock of the Company votes or written consents in favor of the Merger, and shall take all other action necessary or, in the reasonable opinion of Centra, helpful to obtain executed Proxy and Consent Agreements from each such holder.

     Section 1.9 Effect on Capital Stock . Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Acquisition Co., the Company or the holders of any of the following securities:

     (a) Series A Stock and Company Common Stock.

          (i) Except as provided in Section 1.9(a)(iii), each share of Series A Preferred Stock, par value $0.001 per share, of the Company ("Series A Stock") issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined and to the extent provided in Section 2.5(a)), will be canceled and extinguished and automatically converted (subject to Section 1.9(e) and subject to the escrow provided for in Section 2.1(b)) into the right to receive the Series A Stock Consideration. The "Series A Stock Consideration" means (A) the Series A Exchange Ratio of a share of common stock, par value $0.01 per share, of Centra ("Centra Common Stock") plus (B) a cash amount equal to $2,250,000 (less the Series A Transaction Expenses as defined in Section 6.9), less the Deemed Warrant Consideration, if any, divided by the Fully Diluted Series A Shares (the "Series A Cash Consideration"), upon surrender of the certificate representing such share of Series A Stock in the manner provided in Section 2.1.

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          The "Series A Exchange Ratio" means the number of whole shares of
Centra Common Stock equal to $2,250,000 divided by the Agreed Share Price, divided by the Fully Diluted Series A Shares issued and outstanding as of the Effective Time.

          The "Agreed Share Price" means the average closing price of Centra Common Stock as reported by the Nasdaq Stock Market, Inc. for the period of ten trading days beginning on the fifth trading day before Centra publicly announces its earnings for the first fiscal quarter of 2001.

          The "Fully Diluted Series A Shares" means the number of shares of Series A Stock issued and outstanding as of the Effective Time, assuming the exercise in full of all warrants and other rights to acquire Series A Stock outstanding immediately prior to the Effective Time.

          (ii) Except as provided in Section 1.9(a)(iii), each share of common stock, par value $0.001 per share, of Company ("Company Common Stock," and together with the Series A Stock, the "Company Stock") issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined and to the extent provided in Section 2.5(a)), will be canceled and extinguished and automatically converted (subject to Section 1.9(e) and subject to the escrow provided for in Section 2.1(b)) into the right to receive the Common Stock Consideration. The "Common Stock Consideration" means (A) the Common Stock Exchange Ratio of a share of Centra Common Stock plus (B) a cash amount equal to $600,000 plus an amount equal to the aggregate proceeds from the exercise of options or warrants to purchase Company Stock on or after the date hereof up to the Effective Time, less the Common Stock Transaction Expenses as defined in Section 6.9, less the Deemed Option Consideration, divided by the Fully Diluted Common Shares (the "Common Stock Cash Consideration"), upon surrender of the certificate representing such share of Company Common Stock in the manner provided in Section 2.1.

     The "Common Stock Exchange Ratio" means the number of whole shares of Centra Common Stock equal to $1,400,000 divided by the Agreed Share Price, divided by the Fully Diluted Common Shares.

     The "Fully Diluted Common Shares" means number of shares of Company Common Stock issued and outstanding as of the Effective Time, assuming the exercise in full of all outstanding options and rights to acquire Company Common Stock existing immediately prior to the Effective Time.

          (iii) If the Conversion Event occurs, then upon the Effective Time, each share of Series A Stock, other than any Dissenting Shares, will be canceled and extinguished and automatically converted into the right to receive, subject to the escrow provided for in Section 2.1(b), an amount of cash (rounded to the nearest whole cent) equal to the Substitute Series A Cash Consideration, and each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares, will be canceled and extinguished and automatically converted into the right to receive, subject to the escrow provided for in Section 2.1(b), an amount of cash (rounded to the nearest whole cent) equal to the Substitute Common Stock Cash Consideration.

     The "Substitute Series A Cash Consideration" means $4,500,000 divided by the Fully Diluted Series A Shares.

     The "Substitute Common Stock Cash Consideration" means $2,000,000 divided by the Fully Diluted Common Shares.

          (iv) No fraction of a share of Centra Common Stock will be issued by virtue of the Merger, but in lieu thereof, a cash payment shall be made pursuant to Section 2.1(e).

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     (b) Capital Stock of Acquisition Co.

          (i) Except as provided in Section 1.9(b)(ii), each share of common stock, par value $0.01 per share, of Acquisition Co. ("Acquisition Co. Common Stock") issued and outstanding immediately prior to the Effective Time shall continue to be outstanding as one validly issued, fully paid and nonassessable share of common stock, $0.01 par value per share of the Surviving Corporation. Following the Effective Time, each certificate evidencing ownership of shares of Acquisition Co. Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

          (ii) If the Conversion Event occurs, then (A) each share of Acquisition Co. Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, $0.001 par value per share, of the Surviving Corporation and (B) following the Effective Time, each certificate evidencing ownership of shares of Acquisition Co. Common Stock shall evidence ownership of such shares of capital stock of the Surviving Corporation.

     (c) Adjustments to Exchange Ratios. The Series A Exchange Ratio and the Common Stock Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Centra Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Centra Common Stock occurring on or after the date hereof and prior to the Effective Time.

     (d) Special Provisions Relating to Company Options and Warrants.

          If at the Effective Time, despite the best efforts of the Company and the Principal Stockholders to cause all outstanding options and warrants to acquire Company Stock to terminate, there remain outstanding any options or other rights to acquire Company Common Stock ("Company Options") or warrants or other rights to acquire Series A Stock or any other class or series of preferred stock of the Company ("Company Warrants"), then the following special provisions shall apply:

          (i) At the Effective Time, each outstanding Company Option that is not canceled by an Option Termination Agreement, whether or not then exercisable, will be assumed by Centra. Each Company Option so assumed by Centra under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the Company's "MindLever.com, Inc. Stock Option Plan," and of any option agreement between Company and the optionee with regard to the Company Option immediately prior to the Effective Time (including, without limitation, any repurchase rights or vesting provisions), except that
(A) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Centra Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Option Exchange Ratio (as defined below), rounded down to the nearest whole number of shares of Centra Common Stock and
(B) the per share exercise price for the shares of Centra Common Stock issuable upon exercise of such assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Option Exchange Ratio, rounded up to the nearest whole cent. Continuous employment with the Company or its subsidiaries shall be credited to the optionee for purposes of determining the vesting of all assumed Company Options after the Effective Time.

          (ii) At the Effective Time, each outstanding Company Warrant, whether or not then exercisable, will be assumed by Centra. Each Company Warrant so assumed by Centra under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Warrant immediately prior to the Effective Time (including, without limitation, any

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vesting provisions or other conditions or restrictions on exercise), except that: (A) each Company Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Centra Common Stock equal to the product of the number of shares of Series A Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Warrant Exchange Ratio (as defined below), rounded down to the nearest whole number of shares of Centra Common Stock and
(B) the per share exercise price for the shares of Centra Common Stock issuable upon exercise of such assumed Company Warrant will be equal to the quotient determined by dividing the exercise price per share of Series A Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Warrant Exchange Ratio, rounded up to the nearest whole cent.

     (e) As used in this Agreement, the following terms shall have the following meanings:

           (i) The term "Cash Consideration" means the Series A Cash Consideration and the Common Stock Cash Consideration.

          (ii) The term "Substitute Cash Consideration" means the sum of the Substitute Series A Cash Consideration and the Substitute Common Stock Cash Consideration.

          (iii) The term "Conversion Event" shall occur if the sum of (a) the Series A Exchange Ratio plus (b) the Common Stock Exchange Ratio (each such exchange ratio to be determined, however, by reference to the closing price of Centra Common Stock as reported by the Nasdaq Stock Market, Inc., for the trading day immediately prior to the Closing Date) is less than two-thirds of the sum of (c) the Series A Cash Consideration plus (d) the Common Stock Cash Consideration.

          (iv) The term "Merger Consideration" means the Initial Consideration plus, from and after the first anniversary of the Effective Time, the amount, if any, remaining in the Escrow Amount, that is not subject to a claim of Centra and that is available for distribution. As a matter of construction, "Merger Consideration" means, where the context requires, the per-share portion of the Merger Consideration applicable to a share of Series A Stock or Company Common Stock, or a Shareholder's Allocation Percentage of the Merger Consideration, as the case may be.

          (v) The term "Initial Consideration" means the aggregate amount of consideration per share of Company Common Stock and Series A Stock issuable in the Merger, determined as (A) the sum of the Common Stock Consideration, the Series A Consideration and any cash in lieu of fractional shares pursuant to
Section 2.1(e), or (B) the Substitute Cash Consideration, whichever is applicable under Section 1.9(a), less the "Escrow Amount," as that term is defined in Section 2.1(b) hereof, and less the Deemed Option Consideration, if any.

          (vi) The term "Deemed Option Consideration" means the aggregate consideration deemed to have been paid to the holders of all Company Options assumed by Centra at the Effective Time, measured as the aggregate of the difference between (A) the number of shares of Centra Common Stock for which each assumed Company Option is exercisable immediately after the Effective Time times (B) the Agreed Share Price less the exercise price of the assumed Company Option immediately after the Effective Time pursuant to Section 1.9(d)(i).

          (vii) The term "Deemed Warrant Consideration" means the aggregate consideration deemed to have been paid to the holders of all Company Warrants assumed by Centra at the Effective Time, measured as the aggregate of the difference between (A) the number of shares of Centra Common Stock for which each assumed Company Warrant is exercisable immediately after the Effective Time times (B) the Agreed Share Price less the exercise price the assumed Company Warrant immediately after the Effective Time pursuant to Section 1.9(d)(ii).

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          (viii)  The term "Allocation Percentage" means, with respect to each
Shareholder, the proportional percentage of the aggregate Merger Consideration payable to the Shareholders.

          (ix) The term "Common Stock Allocation Percentage" means, with respect to each Shareholder, the Shareholder's proportional percentage of the aggregate Common Stock Consideration or Substitute Common Stock Cash Consideration, as the case may be.

          (ix) The term "Series A Stock Allocation Percentage" means, with respect to each Shareholder, the Shareholder's proportional percentage of the aggregate Series A Consideration or Substitute Series A Cash Consideration, as the case may be.

          (ix) The term "Option Exchange Ratio" means, in the event that the Conversion Event does not occur, the sum obtained by adding (A) the Common Stock Exchange Ratio plus (B) the quotient (rounded to the third decimal place) obtained by (x) dividing the Common Stock Cash Consideration by the Fully Diluted Common Shares and (y) dividing the resulting number by the Agreed Share Price; and if the Conversion Event does occur, the quotient (rounded to the third decimal place) obtained by (I) dividing the Substitute Common Stock Cash Consideration by the Fully Diluted Common Shares and (II) dividing the resulting number by the Agreed Share Price.

          (x) The "Warrant Exchange Ratio" means, in the event that the Conversion Event does not occur, the sum obtained by adding (A) the Series A Exchange Ratio plus (B) the quotient (rounded to the third decimal place) obtained by (x) dividing the Series A Cash Consideration by the Fully Diluted Series A Shares and (y) dividing the resulting number by the Agreed Share Price; and if the Conversion Event does occur, the quotient (rounded to the third decimal place) obtained by (I) dividing the Substitute Series A Cash Consideration by the Fully Diluted Series A Shares and (II) dividing the resulting number by the Agreed Share Price.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     2.1    Exchange of Certificates

     (a) Exchange Agent. Centra shall select an institution reasonably acceptable to Company to act as the exchange agent and escrow agent (the "Exchange Agent") in the Merger. The parties agree that Centra's transfer agent, American Stock Transfer and Trust Company, shall be acceptable as the Exchange Agent. As promptly as practicable after the Effective Time, Centra shall make available to the Exchange Agent for exchange in accordance with this
Article II, the Merger Consideration (such shares of Centra Common Stock and Cash Consideration, or Substitute Cash Consideration, together with any cash in lieu of fractional shares pursuant to Section 2.1(e) and any dividends or distributions with respect thereto, less the Escrow Amount, are hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 1.9 in exchange for outstanding shares of Series A Stock and Company Common Stock.

     (b) Escrow Amount. Ten percent (10%) of the sum of (i) the aggregate Merger Consideration plus (ii) the Deemed Option Consideration, in the form of Centra Common Stock and cash in amounts proportional to the percentage of the Merger Consideration represented by each, shall be paid to the Exchange Agent to be held in an interest bearing account pursuant to the Escrow Agreement substantially in the form of Exhibit C hereto (the "Escrow Amount"). As of the Closing, the Company and Centra shall calculate the Escrow Amount applicable to each Shareholder and shall instruct the Exchange Agent accordingly. If either Centra or the Surviving Corporation suffers a Loss for which indemnification is available hereunder, Centra or the Surviving Corporation, as the case may be, shall have the right to receive from the Escrow Amount the amount of the Loss (each such amount, a "Retention Payment"). In the event that such a Loss occurs and the Surviving Corporation or Centra shall

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make a claim pursuant to Article X against the Escrow Amount, upon final settlement or adjudication of such claim in favor of Centra or the Surviving Corporation pursuant to the terms of the Escrow Agreement, the Exchange Agent shall pay the amount of such Retention Payment from the Escrow Amount to Centra or the Surviving Corporation, as the case may be. The Escrow Amount shall remain in escrow until the Surviving Corporation and Centra shall no longer have the right to make any indemnification claim hereunder and all indemnification claims made by Centra or the Surviving Corporation previously shall have been resolved (and paid, if required), whichever is earlier, whereupon any remaining Escrow Amount and any interest accrued thereon shall be paid to each Shareholder in accordance with each Shareholder's Allocation Percentage.

     (c) Exchange Procedures. As promptly as practicable after the Effective Time, Centra shall instruct the Exchange Agent to mail to each holder of record of a certificate or certificates ("Certificates") that immediately prior to the Effective Time represented outstanding shares of Company Stock which were converted into the right to receive the Merger Consideration pursuant to Section
1.9 and to each holder of Dissenting Shares, (i) a letter of transmittal in customary form (that shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Centra may specify); (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration and (iii) instructions for completion of exercise of rights under the NCBCA for Dissenting Shares. Upon surrender of Certificates for cancellation to the Exchange Agent together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor the Initial Consideration into which their shares of Company Common Stock were converted at the Effective Time, (including, if shares of Centra Common Stock are issued to holders of Company Stock in the Merger, any dividends or distributions payable pursuant to Section 2.1(d)) and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, to evidence only the ownership of the Merger Consideration (which, if Centra Common Stock is issued to holders of Company Common Stock in the Merger, shall include the right to receive any dividends or distributions payable pursuant to Section 2.1(d)). No interest will be paid or accrued on any Cash Consideration, Substitute Cash Consideration or cash in lieu of fractional shares pursuant to Section 2.1(e) or on any unpaid dividends or distributions payable to holders of Certificates. In the event of a transfer of ownership of shares of Company Stock that is not registered in the transfer records of Company, the Merger Consideration, including any certificate representing the proper number of shares of Centra Common Stock, may be issued to a transferee if the Certificate representing such shares of Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid.

     (d) Distributions With Respect to Unexchanged Shares. In the event that shares of Centra Common Stock are issued to the holders of Company Stock in the Merger, no dividends or other distributions declared or made after the date of this Agreement with respect to Centra Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Centra Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. If such shares of Centra Common Stock are issued, subject to applicable law, following surrender of any such Certificates, the Exchange Agent shall deliver to the holders of certificates representing whole shares of Centra Common Stock issued in exchange therefor, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Centra Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date occurring after surrender, payable with respect to such whole shares of Centra Common Stock.

     (e) Fractional Shares. No fractional shares will be issued by Centra in the Merger. In the event that Centra Common Stock is issued to the holders of shares of Company Stock in the Merger, then Shareholder who otherwise would be entitled to a fractional share interest in a share of Centra Common Stock will be entitled to receive an amount in cash (without interest) determined by multiplying the fractional share interest to which such holder otherwise would be entitled by the Agreed Share Price.

     (f) Required Withholding. Each of the Exchange Agent, Centra and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Stock such amounts as may be required to be deducted or withheld therefrom under the Code or under any provision of state, local or foreign tax law or under any other applicable Law (as defined in Section 4.5). To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the person to whom such amounts would otherwise have been paid.

     (g) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration into which the shares of Company Stock represented by such Certificates were converted pursuant to Section 1.9, including, if applicable, any cash in lieu of fractional shares as may be required pursuant to Section 2.1(e) and any dividends or distributions payable pursuant to Section 2.1(d); provided, however, that Centra may, in its discretion and as a condition precedent to the issuance of such Merger Consideration, cash and other distributions, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Centra, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

     2.2 No Further Ownership Rights in Company Stock . All Merger Consideration issued in accordance with the terms hereof (including any shares of Centra Common Stock and cash paid in respect thereof pursuant to Section 2.1(d) and (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Stock that were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

     2.3 Restricted Stock . If any shares of Company Stock that are outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition providing that such shares ("Company Restricted Stock") may be forfeited or repurchased by Company upon any termination of the shareholders' employment, directorship or other relationship with Company (and/or any affiliate of Company) under the terms of any restricted stock purchase agreement or other agreement with Company that does not by its terms provide that such repurchase option, risk of forfeiture or other condition fully lapses upon consummation of the Merger, then
(i) the shares of Centra Common Stock issued upon the conversion of such shares of Company Stock in the Merger will continue to be unvested and subject to the same repurchase options, risks of forfeiture or other conditions following the Effective Time, and the certificates representing such shares of Centra Common Stock may accordingly be marked with appropriate legends noting such repurchase options, risks of forfeiture or other conditions and (ii) any cash payable upon the conversion of such shares of Company Restricted Stock in the Merger will be paid to each holder of such shares upon the vesting or lapse of the right of repurchase thereof. The Company shall take all actions that may be necessary to ensure that, from and after the Effective Time, Centra is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement. A listing of the holders of Company

Restricted Stock, together with the number of shares and the vesting schedule of Company Restricted Stock held by each, is set forth in Schedule 2.3.

     2.4 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company and Acquisition Co., the officers and directors of the Company and Acquisition Co. will take all such lawful and necessary action.

     2.5    Dissenters' Rights.

          (a) Notwithstanding any provision of this Agreement to the contrary other than Section 2.5(b), any shares of Company Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with
Article 13 of the NCBCA and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal or dissenters' rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Merger Consideration pursuant to Section 1.9, but instead shall be converted into the right to receive only such consideration as may be determined to be due with respect to such Dissenting Shares under the applicable provisions of Article 13 of the NCBCA. From and after the Effective Time, a holder of Dissenting Shares shall not be entitled to exercise any of the voting rights or other rights of a shareholder of the Surviving Corporation.

          (b) Notwithstanding the provisions of Section 1.9(a), if any holder of shares of Company Stock who demands appraisal of such shares under Article 13 of the NCBCA shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall no longer be Dissenting Shares and shall automatically be converted into and represent only the right to receive Merger Consideration as provided in Section 1.9(a) without interest thereon, upon surrender of the certificate representing such shares pursuant to Section 2.1.

          (c) The Company shall give prompt notice to Centra of any demand received by the Company for payment or appraisal of the Company Stock, and Centra shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Centra, settle or offer to settle any such demand.

     Section 2.6 Closing of the Company's Transfer Books. At the Effective Time, the transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Stock are presented to the Exchange Agent, they shall be canceled and exchanged for the Merger Consideration, as provided in Section 2.1.

     Section 2.7  Cancellation of Company Options and Company Warrants.

     (a) Prior to the Effective Time, the Company and each Managing Shareholder (as defined in Article IV hereof) shall use its or his best efforts (i) to cause each Company Option to be accelerated in accordance with the terms of such Company Option, such that it can be exercised to the extent provided in such Company Option before the Effective Time, and (ii) to cancel each outstanding Company Option as of the Effective Time, so that as of the Effective Time there are no outstanding Company Options or similar rights to acquire Company Stock.

     (b) Prior to the Effective Time, the Company and the Principal Shareholders shall use their best efforts to obtain an executed Warrant Termination Agreement, in the form attached as Exhibit D hereto (the "Warrant Termination Agreement"), from each person who, as of the Effective Time, is the holder of a Company Warrant, so that as of the Effective Time there are no outstanding Company Warrants or similar rights to acquire Series A Stock or any other class or series of preferred stock of the Company. Each such person executing the Warrant Termination Agreement shall be entitled to receive Merger Consideration in respect of the shares of Series A Stock issued in connection with the Warrant Termination Agreement, provided that the terms and conditions of the Warrant Termination Agreement have been met.

     Section 2.8 Escrow Agent Instructions. (a) Centra's instructions to the Exchange Agent shall include an instruction to retain and withhold from the Merger Consideration an amount equal to the Escrow Amount as defined in Section 2.1

     (b) The Escrow Agent shall withhold from the Merger Consideration payable to each holder of Company Stock who tenders his, her or its shares of Company Stock for Merger Consideration before the first anniversary of the Effective Time, an amount equal to such Shareholder's Series A Allocation Percentage and Common Stock Allocation Percentage of the Escrow Amount.

     (c) The Exchange Agent shall invest any cash deposited with it by Centra as part of the Escrow Amount or for the payment of cash in lieu of fractional shares, as directed by Centra, on a daily basis. Any interest and other income resulting from such investments shall be paid to the party receiving such funds from the Escrow Agent.

     (d) As promptly as practicable after the first anniversary of the Effective Time, the Exchange Agent shall pay to each Shareholder the Shareholder's Common Stock Allocation Percentage and Series A Allocation Percentage of the remaining Escrow Amount, if any, that is not subject to a claim of Centra and that is available for distribution pursuant to the terms of the Escrow Agreement.

     Section 2.9 Tax-Free Reorganization. Unless the Conversion Event occurs, it is intended by the parties hereto that the Merger shall constitute a "reorganization" within the meaning of Section 368 of the Code. Unless the Conversion Event occurs, the parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations.

     Section 2.10 Purchase Accounting. It is intended by the parties hereto that the Merger shall be treated for accounting purposes as a purchase.

                                  ARTICLE III

                              SHAREHOLDERS' AGENT

     Section 3.1 Shareholders' Agent. By the execution and delivery of this Agreement, each Shareholder hereby irrevocably appoints and authorizes, and by the execution of a Consent Agreement each other Shareholder shall irrevocably appoint and authorize, Salim A.L. Bhatia to act as such Shareholder's agent, representative and attorney-in-fact hereunder (the "Shareholders' Agent").

     Section 3.2 Powers of Shareholders' Agent. Each Shareholder shall be deemed to have irrevocably authorized the Shareholders' Agent to take such action on behalf of the Shareholder and to exercise all such powers as are expressly delegated to such Shareholders' Agent hereunder, which powers shall include, without limitation, the settlement of any claims and the issuance of any consents hereunder, together with such other powers as are reasonably incidental thereto including, without limitation, the receiving of notices and, the granting of waivers and consents, the execution and delivery of certificates, amendments to this Agreement, agreements attached hereto as exhibits or other ancillary agreements contemplated by this Agreement, statements, notices, approvals, extensions, waivers, undertakings and amendments to this Agreement required or permitted to be made, given or determined hereunder or in connection with the transactions contemplated hereby. The appointment and agency created hereby is irrevocable, and shall be deemed to be coupled with an interest, and shall survive the death or incompetency of any Shareholder to the fullest extent permitted by applicable law.

     Section 3.3 Successors. If Salim A.L. Bhatia is unable to serve, his successor shall be designated by a majority of the Shareholders (based on their respective Allocation Percentages). Any one or more of the foregoing persons or any successor may resign as Shareholders' Agent at any time upon written notice to Centra, the Company and the Shareholders and thereupon shall be relieved of all duties hereunder.

     Section 3.4 Exculpation; Fees and Expenses. The Shareholders' Agent shall: (i) not be held liable, and shall be indemnified and held harmless by the Shareholders independently of the Shareholders' obligation to indemnify Centra or the Surviving Corporation, for any loss or damage suffered or incurred by any Shareholder or otherwise for any action taken or omitted as the Shareholders' Agent so long as the Shareholders' Agent shall have acted in good faith and without gross negligence or willful violation of any law; (ii) have no responsibility to inquire into or determine the genuineness, authenticity, or sufficiency of any documents or instruments submitted to the Shareholders' Agent in connection with the Shareholders' Agent's duties hereunder; (iii) be entitled to rely upon the genuineness of the signatures of such signatories without inquiring and without substantiating evidence of any kind; and (iv) be entitled to rely upon the advice of counsel and shall not be liable for anything done or omitted in good faith on such advice. The Shareholders' Agent shall be entitled to reasonable fees and to reimbursement of all reasonable out of pocket expenses and costs (including reasonable Exchange Agent, counsel, accountants' and other professional fees incurred by the Shareholder's Agent in connection with his duties hereunder) (the "Agent's Expenses") from the Shareholders based on their respective Allocation Percentages.

                                   ARTICLE IV

                   REPRESENTATIONS AND WARRANTIES OF COMPANY
                           AND PRINCIPAL SHAREHOLDERS

          Each of the Company and each of Salim A.L. Bhatia, Harvinder Singh, and Rajesh Rao (the "Managing Stockholders") hereby jointly and severally represents and warrants to Centra as follows (except for Section 4.31, 4.32 and 4.33, as to which each Principal Shareholder jointly and severally represents and warrants to Centra):

     Section 4.1 Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of North Carolina. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed with respect to it on Schedule 4.1 and those jurisdictions are all those in which such qualification is required by law as a consequence of the character of the property owned or leased by the Company or the nature of the Company's activities except where the failure to be so qualified or in good standing would not have a Material Adverse Effect, as defined in Section 4.8. Schedule 4.1 lists with respect to the Company each location where such entity has a place of business or owns or leases property.

     Section 4.2 Capital Stock. (a) Schedule 4.2 lists the authorized capital stock and the number of shares currently outstanding for each class or series of stock of the Company. The Company does not have any other authorized, issued or outstanding equity securities or securities containing any equity features, or any other securities convertible into, exercisable or exchangeable for or entitling any person to otherwise acquire any other securities containing any equity features.

     (b) The Company Stock constitutes the only issued and outstanding stock of the Company. All of the shares of Company Stock have been duly authorized and are validly issued, fully paid and nonassessable, and are owned of record by the Shareholders in accordance with Exhibit A. Except as set forth on Schedule 4.2, there are (i) no agreements or other rights or arrangements existing that provide for the sale or issuance of any of the Company's capital stock or any securities convertible into or exercisable or exchangeable for the capital stock of any of them, and (ii) no rights, subscriptions, warrants, options, preemptive rights, conversion rights, rights of first refusal or agreements of any kind outstanding to purchase or otherwise acquire any shares of capital stock or other securities of the Company.

     (c) Except as set forth on Schedule 4.2, there are no agreements or other obligations (contingent or otherwise) that may require the Company to repurchase, redeem, otherwise acquire, or register under the Securities Act of 1933, as amended, or any states securities laws (collectively, the "Securities Laws"), any shares of its capital stock. All of the shares of Company Stock have been issued in accordance with the Securities Laws. The Company does not have and since its inception has never had any subsidiaries, and does not own and since its inception has not owned directly or indirectly, any capital stock or other securities or interests of any kind in any corporation or business entity.

     Section 4.3 Corporate Authorization and Enforceability. The execution, delivery and performance by the Company and each Principal Shareholder of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the corporate powers of the Company and have been duly authorized by all necessary corporate action. The Company has the legal capacity, power and authority to enter into and perform its obligations under this Agreement. This Agreement and all other agreements and instruments to be executed and delivered by the Company in connection with or pursuant to this Agreement shall be duly authorized and validly executed and delivered by the Company and, when so executed and delivered, shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

     Section 4.4 Government Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, no filing by the Company with, no Consent (as defined in Section 4.18 below) to be obtained by the Company from, or notice to be given by the Company, any domestic or foreign governmental body, agency, court, official, authority or other entity except for (i) the filing of the Certificate of Merger and the Articles of Merger, and (ii) the filing of an information statement and application for the North Carolina Order and any other documents and instruments required to be filed in connection therewith.

     Section 4.5 Non-Contravention. Except as set forth on Schedule 4.5, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not (a) contravene or conflict with, or result in any breach of, the articles of incorporation (the "Articles of Incorporation") or bylaws ("Bylaws") of the Company, (b) contravene or conflict with or constitute a violation of any provision of any law, rule, regulation, code, ordinance, judgment, injunction, writ, statute, order, decree or other requirement (each, a "Law") binding upon or applicable to the Company, any properties or assets of the Company or (c) result in a breach or violation of, or constitute a default or unauthorized assignment under (with or without notice or lapse of time or both) or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation of the Company or to a loss of any benefit to which the Company is entitled under any provision of any contracts, agreements, mortgages, deeds of trust, bonds, leases, licenses, notes, certificates, options, warrants, rights, instruments or other similar documents or agreements (each a "Contract" and collectively the "Contracts"), whether written or oral, binding upon the Company or (d) result in the creation or imposition of any Lien of any kind on any property or asset of the Company.

     Section 4.6 Financial Statements. The Company has delivered to Centra copies of the following financial statements (collectively, the "Financial Statements"): (a) audited balance sheet, statement of income and statement of cash flow of the Company for the year ended December 31, 2000 and (b) the consolidated balance sheet and statement of income of the Company as, at and for the period from January 1, 2001 through March 31, 2001 (the "Interim Financials"). The Financial Statements are based upon the information contained in the books and records of the Company and fairly present the financial condition of the Company as at the date thereof and results of operations for the periods referred to therein. The Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"), applied on a consistent basis throughout the periods indicated, provided, however, that the Interim Financials are subject to normal year-end adjustments (which will not be material, individually or in the aggregate, when made on a basis consistent with the audited Financial Statements) and lack footnotes and other presentation items. For purposes hereof, the "Balance Sheet Date" shall be March 31, 2001.

     Section 4.7 Absence of Undisclosed Liabilities. Except for the specific matters discussed on Schedule 4.7, the Company has no any liabilities exceeding $15,000 in the aggregate (whether accrued, absolute, contingent, unliquidated or otherwise; whether due or to become due and regardless of when asserted) except
(a) liabilities that are reflected on the Interim Financials and (b) current liabilities or obligations incurred in the ordinary course of business since the date of the Interim Financials that are fully reflected as liabilities on the Company's books of account and none of which, individually or in the aggregate, is materially adverse to the Company; and no circumstances exist that are reasonably likely to give rise to any such liability.

     Section 4.8 No Material Adverse Changes. Since the Balance Sheet Date, there has been no material adverse change or effect in the properties, assets, liabilities, operating results, supplier, customer or employee relations, business, condition (financial or other) or prospects of the Company or its business (a "Material Adverse Effect"); and no circumstances exist that are reasonably likely to give rise to any such Material Adverse Effect.

     Section 4.9  Absence of Certain Developments.  Except as set forth on
Schedule 4.9, since the Balance Sheet Date, the Company has conducted itself only in the ordinary course of business, consistent with past practice, and, without limiting the generality of the foregoing, has not:

     (a) borrowed any amount, or incurred or become subject to any liability in excess of $5,000, singly or in the aggregate, except for trade debt incurred in the ordinary course of business consistent with the Company's past practices ;

     (b) mortgaged, pledged or subjected to any Lien, any of its assets with fair market value in excess of $10,000, singly or in the aggregate;

     (c) sold, assigned or transferred (including, without limitation, transfers to any directors, officers, employees, affiliates or shareholders) any tangible assets (including cash) with a fair market value in excess of $10,000, singly or in the aggregate, or any intangible assets of the Company other than non-exclusive object code licenses in the ordinary course of business consistent with past practice;

     (d) declared or paid any dividends or other distributions with respect to any shares of its capital stock or redeemed or purchased, directly or indirectly, any shares of its capital stock or any options or other rights to acquire its capital stock;

     (e) suffered any theft, damage, destruction or loss of or to any property or properties owned or used by it, whether or not covered by, insurance, with a value in excess of $10,000, singly or in the aggregate;

     (f) made or granted any bonus or any wage, salary, compensation, termination or severance increase to any director, officer, employee or consultant, or made or granted any increase in any Plan (as defined in Section 4.16) or arrangement, made any discretionary contribution to an existing Plan or amended or terminated any existing Plan or arrangement, or adopted any new Plan or arrangement or made any commitment or incurred any liability to any labor organization, in any case other than regular hourly wages and salary in the ordinary course of business, consistent with the Company's practice in the year ended December 31, 2000 and prior fiscal years;

     (g) made or authorized any single capital expenditure or commitment therefor in excess of $5,000 individually or $50,000 in the aggregate;

     (h) made any loans or advances to, or guarantees for the benefit of, any persons or entities;

     (i) canceled or waived any right of claim of substantial value to the operation of its business, including, without limitation, any leases, licenses or certifications relating to the operation of the business, or canceled or waived any debts or claims against any related party;

     (j) sold, transferred or otherwise disposed of any Company Stock;

     (k) made any payment, discharge or satisfaction of any liability or obligation (whether accrued, absolute, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business of liabilities or obligations shown or reflected on the Financial Statements or incurred in the ordinary course of business since the date of the Interim Financials;

     (1) written off as uncollectible any notes or accounts receivable of the Company or written down the value of any assets or inventory of the Company, other than in immaterial amounts;

     (m) changed any method of accounting or keeping its books of account or accounting practices;

     (n) made any payment or loan or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (whether real, personal or mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, any Related Party (as defined in Section 4.25), except for compensation to the officers and employees of the Company at rates not exceeding the rates of compensation disclosed on Schedule 4.15 hereto;

     (o) made any disposition of or failed to keep in effect any rights in, to or for the use of any patent, trademark, service mark, trade name or copyright, or made any disclosure to any person not an employee or not bound by a written non-disclosure agreement a copy of which has been provided to Centra, or other disposal of any trade secret, process or know-how; or

     (p) entered into any transaction, agreement or had knowledge of any event outside the ordinary course of the Company's business or materially inconsistent with past practice.

     Section 4.10  Leased Real Properties; Tangible Property Leases.

     (a) The Company has never owned any real property. Schedule 4.10(a) sets forth as of the date hereof a correct and complete list of all real property leased, subleased or operated by the Company (the "Leased Property") and all real property formerly leased, subleased or operated by the Company (the "Former Leased Property") within the five-year period prior to the date hereof. The Company has the sole and exclusive legal and equitable leasehold interest in all of the Leased Property, free and clear of all liens, security interests, charges or encumbrances of any kind except as may have been granted by the owner of such Leased Property. All Leased Property is in condition and repair adequate for its current use, is suitable for the purposes for which it is currently being used and is adequate to meet all requirements of the business of such entity as currently conducted. The Company has been in peaceable possession of the premises covered by each of the Leased Property leases and subleases (and leases underlying such subleases) (each a "Real Property Lease") since the commencement of the original term thereof.

     (b) Each of the Real Property Leases is in full force and effect. The Company has complied with all commitments and obligations on its part to be performed or observed under each Real Property Lease. To the knowledge of the Company, each party to each Real Property Lease other than the Company has complied with all commitments and obligations on its part to be performed or observed thereunder. The Company has not received any notice of a default, offset or counterclaim under any Real Property Lease, and no event or condition has happened or currently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default thereunder by the Company.

     (c) There are no pending or, to the knowledge of the Company, threatened actions or proceedings (including condemnation and foreclosure) against the Company that could adversely affect the Leased Property or any of the Real Property Leases and there are no such actions or proceedings against other parties to any of the Real Property Leases.

     (d) The Company has not waived any obligation of any landlord or any right under any of the Real Property Leases.

     (e) Schedule 4.10(e) contains a list of all tangible property leases and subleases (each a "Tangible Property Lease") entered into by the Company. Each Tangible Property Lease is in full force and effect. The Company has complied with all commitments and obligations on its part to be performed or observed under each Tangible Property Lease to which such entity is a party. To the knowledge of the Company, each party to each Tangible Property Lease other than the Company has complied with all commitments and obligations on its part to be performed or observed thereunder. The Company has not received any notice of a default, offset or counterclaim under any Tangible Property Lease, and no event or condition has happened or currently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default thereunder by the Company.

     Section 4.11 Accounts Receivable and Accounts Payable. The accounts receivable reflected on the Interim Financials or thereafter acquired by the Company are receivables arising from bona fide transactions, are not subject to any counterclaim, defense or setoff and no debtor has asserted any such counterclaim, defense or setoff, and are fully collectible in the ordinary course of business within one hundred eighty (180) days of the Closing Date in accordance with their terms, except to the extent of the bad debt reserve reflected on the Interim Financials and except for those accounts receivable collected in the ordinary course of business prior to the date hereof. All accounts payable reflected on the Interim Financials arose from bona fide transactions in the ordinary course of business, consistent with past practices. Any amounts receivable written off before the Effective Time that are collected by the Company after the Effective Time shall be deemed an increase in the bad debt reserve for the purposes of this Section 4.11.

     Section 4.12  Contracts and Commitments.

     (a) Schedule 4.12(a) sets forth an accurate, correct and complete list of each of the following Contracts in effect as of the date hereof, to which the Company is a party, by which it is bound or pursuant to which it is an obligor or a beneficiary:

          (i) Any Contract with respect to real property (including any Contract which restrains the ability of the Company to use such real property) or material tangible or other property (including Intellectual Property (as defined in Section 4.13), all Contracts with affiliates, all employee termination or severance agreements, all Plans (as defined in Section 4.16(a)), all contracts relating to the capital stock or other securities of the Company and all employment agreements;

          (ii) Any Contract for expenditures or services by the Company that involves amounts in excess of $20,000 for project Contracts or $10,000 for any other Contracts in any fiscal year;

          (iii) Any Contract evidencing any indebtedness of the Company for borrowed money in excess of $5,000 or obligation for the deferred purchase price of assets in excess of $10,000 (excluding normal trade payables) or guaranteeing any indebtedness, obligation or liability;

          (iv) Any Contract wherein the Company has agreed to a non-competition provision;

          (v) Any joint venture, partnership, teaming arrangement, cooperative arrangement or any other Contract involving a sharing of profits;

          (vi) Any Contract with any Governmental Entity other than for services or sale of property in the ordinary course of business;

          (vii) Any power of attorney, proxy or similar instrument granted by or to the Company;

          (viii) Any agreement, arrangement or understanding with any Related Party;

          (ix) Any subcontract currently in effect involving past or anticipated revenues in excess of $10,000 and to which the Company is a party either as the prime contractor or the subcontractor, except where the Company acts solely as an agent; and

          (x) Any other Contract related to the business of the Company, as currently conducted, which involves payments in excess of $5,000, or which relates to material rights, assets or liabilities, and is not by its express terms cancelable upon less than thirty (30) days' notice, or which was entered into other than in the ordinary course of business.

     (b) Current, correct and complete copies of each such Contract described in this Section 4.12 have been delivered by the Company to Centra.

     (c) Except as set forth on Schedule 4.12(c), each Contract listed or referred to on Schedule 4.12 or listed or referred to on any other Schedule to this Agreement to which the Company is a party, by which it is bound or pursuant to which it is an obligor or a beneficiary is in full force and effect. Except as set forth on Schedule 4.12(c), (i) the Company has complied with all commitments and obligations on its part to be performed or observed under each such Contract to which it is a party; (ii) to the knowledge of the Company, each party to each such Contract other than the Company has complied with all commitments and obligations on its part to be performed or observed thereunder; and (iii) the Company has not received any notice of a default under any such Contract and no event or condition has occurred or currently exists which constitutes a default or, after notice or lapse of time or both, would constitute a default under any such Contract by the Company. The transactions contemplated by this Agreement will not be considered an assignment of any of the Contracts prohibiting assignment, except for those Contracts as to which Consents have been obtained and are being delivered pursuant to Section 8.2(a) below.

     Section 4.13 Intellectual Property . For the purposes of this Agreement, the following terms have the following definitions:

     "Intellectual Property" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations, mask works and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all trade names, URLs, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (v) all databases and data collections and all rights therein throughout the world; (vi) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (vii) all similar or equivalent rights to any of the foregoing anywhere in the world.

     "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company.

     "Registered Intellectual Property" means all United States, international and foreign: (i) patents; (ii) registered trademarks, service marks or other registrations related to trademarks or service marks; and (iii) registered copyrights and mask works.

     "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, the Company or filed in the name of any individual obligated to assign the Registered Intellectual Property to the Company pursuant to the terms of an agreement between the Company and such individual.

     (a) Except as set forth in Schedule 4.13, no material Company Intellectual Property or product or service of Company is subject to any proceeding or outstanding decree, order, judgment, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

     (b) Each material item of Company Registered Intellectual Property is valid and subsisting, all necessary registration, maintenance and renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States, international or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property.

     (c) The Company owns and has good and exclusive title to, or has license (sufficient for the conduct of its business as currently conducted and as proposed by Company to be conducted) to, each material item of Company Intellectual Property free and clear of any Encumbrance (excluding licenses and related restrictions); and the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company, including the sale of any products or the provision of any services by Company.

     (d) The Company owns exclusively, and has good title to, all copyrighted works that are Company products or which Company otherwise expressly purports to own.

     (e) To the extent that any material Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a written license (sufficient for the conduct of its business as currently conducted and as proposed by the Company to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the full extent it is legally possible to do so.

     (f) The Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

     (g) Schedule 4.13 lists all items of Company Registered Intellectual Property and all material contracts, licenses and agreements to which the Company is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than non-exclusive licenses to use in object code format or subscription agreements entered into in the ordinary course consistent with past practice); or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to the Company.

     (h) The operation of the business of the Company as such business currently is conducted, including the Company's design, development, marketing and sale of its products or services (including with respect to any products or services currently under development) (i) has not, does not and will not infringe or misappropriate (A) to the Company's knowledge, any patent of any third party, or
(B) any other Intellectual Property of any third party or (ii) constitute unfair competition or trade practices under the laws of any jurisdiction.

     (i) Except as set forth in Schedule 4.13, the Company has not received written, or non-written notice from any third party that the operation of the business of Company, or any act, product or service of Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

     (j) To the knowledge of the Company, no person has or is materially infringing or misappropriating any material Company Intellectual Property.

     (k) The Company has taken all reasonable steps to protect its rights in its confidential information and trade secrets and any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee and each contractor who has access to material, nonpublic Company Intellectual Property to execute a proprietary information and confidentiality agreement substantially in a form provided to Centra, and all current and former employees and such contractors of Company have executed such an agreement. Except as described in Schedule 4.13, Company has not provided source code to any Company Intellectual Property to any third party.

     (l) None of the Company Intellectual Property nor any product or service of the Company contains any defect in connection with processing data containing dates in leap years or in the year 2000 or any preceding or following years, nor has Company received any written, or to Company's knowledge, non-written allegation from any person that has been licensed to use any of the Company's software products of such a processing defect.

     (m) Except as set forth on Schedule 4.13, all material contracts, licenses and agreements relating to the Company's Intellectual Property are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, or suspension of such contracts, licenses and agreements. The Company is in material compliance with, and has not materially breached any term of any of such contracts, licenses and agreements and, to the knowledge of the Company, all other parties to such contracts, licenses and agreements are in compliance in all material respects with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

     Section 4.14 Litigation. Except as set forth on Schedule 4.14, there are no, and since January 1, 1999 there have been no, actions, suits, proceedings, claims, orders or investigations pending or, to the best knowledge of the Company, threatened against the Company or any Principal Shareholder (where relating to the Company) at law or in equity. To the knowledge of the Company, there exists no set of circumstances that is reasonably likely to give rise to any such suit, proceeding, claim, order or investigation.

     Section 4.15  Employees.

     (a) Except for the matter pertaining to the withholding of payroll taxes in the manner and to the extent disclosed on Schedule 4.15, the Company has complied with all Laws (as defined in Section 4.5) relating to the employment of labor, including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining, the payment of social security and other employment-related taxes, and occupational safety and health;

     (b) The Company is not a party to or bound by any collective bargaining or other labor agreement and has no labor relations problem pending; to the knowledge of the Company, there are no union organizing efforts involving any employees of the Company;

     (c) Except as set forth on Schedule 4.15, there are no workers' compensation claims pending against the Company; and to the knowledge of the Company there exists no set of circumstances that is reasonably likely to give rise to such a claim;

     (d) To the knowledge of the Company after making due inquiry of each of its employees, no employee of the Company is subject to any secrecy or noncompetition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of the Company;

     (e) Schedule 4.15 contains a complete and accurate list of the following information for each employee, officer or director of the Company, including each employee on leave of absence or layoff status: name, job title, current compensation paid or payable and any change in compensation since January 1, 2000, vacation accrued; and service credited for purposes of vesting and eligibility to participate under any of the Company's Plans, as defined in
Section 4.16; and

     (f) The Company does not have reason to expect that any management employee will voluntarily terminate his or her employment with the Company as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.16  Employee Benefit Plans.

     (a) Set forth on Schedule 4.16 is a true and complete list of (i) each "employee benefit plan," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (including any "multiemployer plan" as defined in Section 3(37) of ERISA) and (ii) all pension, profit sharing, retirement, supplemental retirement, stock, stock option, basic and supplemental accidental death and dismemberment, basic and supplemental life and health insurance, post-retirement medical or life, welfare, dental, vision, savings, bonus, deferred compensation, incentive compensation, business travel and accident, holiday, vacation, severance pay, salary continuation, sick pay, sick leave, short and long term disability, tuition refund, service award, company car, scholarship, relocation, patent award, fringe benefit and other employee benefit plans, arrangements, contracts, policies, or practices (whether written or unwritten, qualified or unqualified, funded or unfunded and including any that have been frozen or terminated), maintained, contributed to, or required to be contributed to by the Company or any ERISA affiliate (as defined in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to any Company employees or any ERISA affiliate, or pursuant to which the Company or any ERISA affiliate may have any liability with respect to any Company employees, any ERISA affiliate, any former Company employees or any current or former director or officer of the Company (each, a "Plan").

     (b) As applicable, with respect to each of the Plans, the Company has delivered to Centra true and complete copies of (i) all Plan documents (including all amendments and modifications thereof), and in the case of an unwritten Plan, a written description thereof, and in either case all related agreements including, without limitation, the trust agreement and amendments thereto, insurance contracts, and investment management agreements; (ii) the current summary plan descriptions and all modifications thereto; and (iii) copies of any private letter rulings, requests and applications for determination and determination letters issued with respect to the Plans within the past five years. The Company has not as of the date hereof been obligated to file any annual report on Form 5500 or any schedules thereto with the Internal Revenue Service and its first filing on Form 5500 will not be due until July 2001.

     (c) The Company and each ERISA affiliate are in compliance in all respects with all laws, including ERISA and the Code, applicable to the Plans. Each Plan has been maintained, operated and administered in compliance in all respects with its terms and any related documents or agreements and the applicable provisions of ERISA and the Code.

     (d) The Plans which are "employee pension benefit plans" within the meaning of Section 3(2) of ERISA and which are intended to meet the qualification requirements of Section 401(a) of the Code (each a "Pension Plan") now meet, and at all times since their inception have met the requirements for such qualification, and the related trusts are now, and at all times since their inception have been, exempt from taxation under Section 501(a) of the Code.

     (e) All Pension Plans have received determination letters from the IRS to the effect that such Pension Plans are qualified and the related trust are exempt from federal income taxes and no determination letter with respect to any Pension Plan has been revoked nor, to the best of the Company's knowledge, is there any reason for such revocation, nor has any Pension Plan been amended since the date of its most recent determination letter in any respect which would adversely affect its qualification. Neither the Company nor any ERISA affiliate has ever contributed to, or been required to contribute to any "multiemployer plan" (within the meaning of Section 3(37) of ERISA) and neither the Company nor any ERISA affiliate has any liability (contingent or otherwise) relating to the withdrawal or partial withdrawal from a multiemployer plan.

     (f) No Plan is (or at any time has been) subject to Part 3, Subtitle B of Title I of ERISA or Title IV of ERISA.

     (g) There are no currently pending audits or investigations by any governmental agency involving the Plans, and no threatened or currently pending claims (except for individual claims for benefits payable in the normal operation of the Plans), suits or proceedings involving any Plan, any fiduciary thereof or service provider thereto; and the Company does not know of any set of circumstances which exists that will give rise to any such claim, suit or proceeding.

     (h) Neither the Company nor any ERISA affiliate, or any employee of the Company or any ERISA affiliate has engaged in or, in connection with the transactions contemplated by this Agreement, will engage in a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code, nor has any such person or entity breached any duty imposed by Title I of ERISA, with respect to any Plan. To the best knowledge of the Company, no other person or entity has engaged or will engage in such a prohibited transaction or breach with respect to any Plan. None of the assets of any Plan is invested in any property constituting "employer real property" or an "employer security" within the meaning of Section 407 of ERISA.

     (i) Any insurance premium under any insurance policy related to a Plan for any period up to and including the Closing shall have been paid, or accrued and booked on or before the Closing, and, with respect to any such insurance policy or premium payment obligation, none of the Company, or any ERISA affiliate nor Centra shall be subject to a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability.

     (j) No Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement, other than (i) coverage mandated by law or (ii) death or retirement benefits under a Plan qualified under Section 401(a) of the Code.

     (k) With respect to each Plan that is a "group health plan" within the meaning of Section 607 of ERISA and that is subject to Section 4980B of the Code, the Company and each ERISA affiliate comply in all respects with the continuation coverage requirements of those provisions and Part 6 of Title I of ERISA.

     (l) Schedule 4.16 sets forth all outstanding loans under the Company's 401(k) plan and current balances with respect to each loan.

     Section 4.17 Insurance. Schedule 4.17 lists for each insurance policy currently in effect and maintained by the Company with respect to its property or operations (including any self-insurance arrangement): the insurer, the limits of coverage, the annual premium, any deductibles and the expiration date thereof. Each insurance policy is in full force and effect, and with respect thereto, (a) all premiums are currently paid, (b) no notice of cancellation or termination has been received and (c) the Company is not in default of any obligation, nor has there been any failure to give any notice or present any claim under any such policy in a timely fashion or in the manner and detail required by the policy. Since its inception, the Company has not been refused any insurance nor has any of its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance. Since the Company's inception, there have been no gaps in coverage, and all general liability policies maintained by or for the benefit of the Company have been "occurrence" policies and not "claims made" policies. The consummation of the transactions contemplated by this Agreement will not provide a basis for any insurer to cancel or terminate any insurance or to otherwise deny coverage for a matter that would otherwise be covered in the absence of the consummation of the transactions contemplated by this Agreement. Schedule 4.17 also sets forth a list of all claims made under any such insurance policy since January 1, 1999, including the disposition thereof.

     Section 4.18  Compliance.

     (a) Except as set forth on Schedule 4.18, the Company, and its directors and officers, and, to the knowledge of the Company, each of their agents and employees have complied in all material respects with all Laws and Consents, as defined below, applicable to the Company's business and with any other requirements of any arbitration board or tribunal, and no claims have been filed against the Company alleging a violation of any such Law, Consent or other requirement. The Company is not relying upon any exemption from, or deferral of, any such Law, Consent or other requirement that would not be available to Centra after the Merger.

     (b) The Company and, to the knowledge of the Company, all agents of the Company hold and are in compliance with all consents, permits, approvals and licenses (each, a "Consent") from all federal, state, local and foreign governmental and regulatory bodies agencies (each, a "Governmental Entity") which are required pursuant to any Law, including, without limitation, Environmental Laws (as defined in Section 4.19(a)), to enable the Company to own, operate and manage its business, and all such Consents are in full force and effect. No notice, citation, summons or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity with respect to any alleged violation by the Company of any Law, ordinance, rule, regulation or order of or agreement with any Governmental Entity, or (ii) with respect to any alleged failure by the Company, or, to the knowledge of the Company, agent to have or comply with any permit, certificate, license, approval, registration or authorization required in connection with its business.

     (c) The Company has correctly maintained in all material respects all records (whether financial, technical or otherwise) required by state and federal agencies.

     Section 4.19  Environmental Matters

     (a) As used in this Agreement, the following terms shall have the following meanings:

          (i) "Environmental Laws" means all Laws relating to pollution, contamination or protection of human health or the environment (including, without limitation, all Laws relating to Hazardous Materials).

          (ii) "Hazardous Materials" means any dangerous, toxic or hazardous pollutant, contaminant, chemical, waste, material or substance, as currently defined in or governed by any Environmental Law, including, without limitation, any chemical, waste, material, substance, pollutant or contaminant that might cause any injury to human health or safety or to the environment or might subject the Company to any environmental costs or liability under any Environmental Law.

          (iii) "Regulatory Actions" mean any notice, request for information, claim, complaint, order, assessment, demand, action or other proceeding with respect to the Company brought or instigated by any Governmental Entity relating to (A) the presence, release or threat of release of any Hazardous Materials on or from any Real Property or Former Real Property or otherwise caused or alleged to have been caused by the operations or business of the Company, or (B) any Environmental Law, including without limitation, civil, criminal and/or administrative proceedings.

          (iv) "Third-Party Environmental Claims" means any third-party claim, complaint, action, demand or proceeding based on negligence, trespass, strict liability, nuisance, toxic tort, or any other cause of action or theory under any Environmental Law.

     (b) Except as would not reasonably be likely to have a Material Adverse Effect or as set forth on Schedule 4.19: (i) the Company has at all times been in compliance with all applicable Environmental Laws; (ii) no Third-Party Environmental Claims and/or Regulatory Actions have been asserted or assessed against the Company; (iii) to the knowledge of the Company, no Third-Party Environmental Claims and/or Regulatory Actions are threatened against the Company, (iv) the Company has not generated, possessed, manufactured, processed, distributed, used, treated, stored, disposed, transported, recycled or handled any Hazardous Materials and no Hazardous Materials have been released from any Leased Property or Former Leased Property or otherwise as a result of the operations of the Company except in compliance with all applicable Environmental Laws and (v) to the knowledge of the Company, the Company has not by contract or operation of law assumed or retained liability (including the obligation to indemnify any entity) in connection with any actual or potential Regulatory Action, Third Party Environmental Claims or any response to any Release (as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended), and (vi) to the knowledge of the Company, no set of circumstances exists that is reasonably likely to give rise to any of the foregoing or otherwise lead to any future environmental responsibility, liability, or expense of or claims against the Company.

Section 4.20  Tax Liabilities

          (a) The Company has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by the Company (whether or not shown on any Tax Return) have been paid. The Company is not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax.

          (b) The Company has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

          (c) The Company, the Principal Stockholders, and the directors and officers (and employees responsible for Tax matters) of the Company do not expect any authority to assess any additional Taxes for any period for which Tax Returns have been filed. There is no dispute or claim concerning any Tax liability of the Company either (A) claimed or raised by any authority in writing or (B) as to which any of the Principal Stockholders and the directors and officers (and employees responsible for Tax matters) of the Company has knowledge based upon personal contact with any agent of such authority.
Schedule 4.20 lists all federal, state, local, and foreign income Tax Returns filed with respect to the Company for taxable periods ended on or after December 31, 1994, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit. The Company and the Principal Stockholders have delivered to Centra correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by the Company since December 31, 1994.

          (d) The Company has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (e) The Company has not filed a consent under Code (S)341(f) concerning collapsible corporations. The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code (S)280G. The Company has not been a United States real property holding corporation within the meaning of Code (S)897(c)(2) during the applicable period specified in Code (S)897(c)(1)(A)(ii). The Company is not a party to any Tax allocation or sharing agreement. The Company (A) has never been a member of an Affiliated Group filing a consolidated federal income Tax Return and (B) has no liability for the Taxes of any Person under Treasury Regulation
(S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

     (f) Schedule 4.20 sets forth the basis of the Company in its assets as of the most recent practicable date (as well as on an estimated pro forma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby), and as of the Closing will be updated to set forth the fair market value of the Company's assets as of the Balance Sheet Date.

     (g) The unpaid Taxes of the Company (A) did not, as of the most recent fiscal month end, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing its Tax Returns.

     (h) The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (A) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code section 481(c) (or any corresponding or similar provision of state, local or foreign law); (B) "closing agreement" as described in Code section 7121 (or any such corresponding or similar provision) executed on or prior to the Closing Date; (C) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code section 1502 (or any such corresponding or similar provision); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) prepaid income received on or prior to the Closing Date.

     (i) Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

     "Affiliated Group" means any affiliated group within the meaning of Code section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and
(d) other liens arising in the ordinary course of business and not incurred in connection with the borrowing of money.

     "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code (S)59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     "Treasury Regulation" shall mean any regulation promulgated under the Code.

     Section 4.21 Books and Records. Except as set forth on Schedule 4.21, the books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Centra, are true and complete and, since the Company's inception, have been maintained in accordance with sound business practices and contain accurate and complete records of all meetings held of, and corporate action taken by, the shareholders and the Board of Directors of the Company, and no formal meeting of any such shareholders, Boards of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

     Section 4.22 Certain Payments. Neither the Company, nor any director, officer, employee, or, to the knowledge of the Company or any Principal Shareholder, any agent of the Company, has directly or indirectly made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company, or (iv) in violation of any Law.

     Section 4.23 Customers. The Company has no reason to expect that any customer will terminate or otherwise alter its business relationship with the Company as a result of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

     Section 4.24 Bank Accounts. Schedule 4.24 sets forth the name of each bank in which the Company has an account or safe deposit box, the identifying numbers or symbols thereof and the names of all persons authorized to draw thereon or to have access thereto.

     Section 4.25  Relationships with Related Parties.  Except as set forth on
Schedule 4.25, no Related Party (as defined below) (a) has had any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the business of the Company; (b) has had business dealings or a material financial interest in any transaction with the Company; (c) has any contractual or other claim, express or implied, of any kind whatsoever against the Company; or (d) has borrowed money from or loaned money to the Company which remains outstanding. "Related Party" means any Shareholder, any officer or director of the Company, any immediate relative of any Shareholder or officer or director of the Company, or any business or entity in which any Shareholder, officer or director of the Company, or immediate relative thereof has any direct or material indirect interest.

     Section 4.26 Assets. Except as set forth on Schedule 4.26, the Company has good title to, or a valid leasehold interest in, all of its tangible property and assets (including those reflected on the Financial Statements, except for such property or assets sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Interim Financials), free and clear of all Liens. Each item of such tangible property and assets is in good operating condition and repair (reasonable wear and tear excepted), is suitable for the purposes for which it is currently being used and is adequate to meet all reasonable requirements of the business of such entity, as currently conducted, in all material respects.

     Section 4.27 Brokerage. Except as set forth on Schedule 4.27, no third party shall be entitled to receive any brokerage commissions, finder's fees, fees for financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any Shareholder.

     Section 4.28 Disclosure. No representation or warranty in this Article IV omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading, and there is no fact known to the Company or any Principal Shareholder that is reasonably likely to have a Material Adverse Effect that has not been set forth in this Agreement or the schedules hereto.

     Section 4.29 Board Recommendation. The Board of Directors of the Company has by unanimous written consent (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the Shareholders, (b) approved the execution and delivery of this Agreement (and the transactions contemplated by this Agreement) in accordance with the NCBCA and (c) resolved to recommend that the Shareholders approve this Agreement and the transactions contemplated hereby, including the Merger, all in accordance with the requirements of the NCBCA. Each director of the Company has agreed in writing to vote all shares of voting capital stock of the Company owned by him in favor of this Agreement, the Merger and the transactions contemplated hereby, and a copy of each such agreement has been delivered to Centra.

     Section 4.30 Required Company Vote. The record date for determining the shareholders of the Company entitled to vote on the Merger (the "Record Date") has been set as of April 11, 2001. The Record Date has been duly established by the corporate act of the Company's Board of Directors. The affirmative vote, or the written consent in the form of the Proxy and Consent Agreement, of the Shareholders listed on Schedule 4.30, being all of the stockholders of record of the Company as of the Record Date relating to the Merger, is the only vote or action of the holders of any class or series of the Company's securities necessary under applicable law and the Articles of Incorporation and Bylaws of the Company to approve this Agreement and the Merger and the other transactions contemplated hereby.

     Section 4.31 Ownership. Each Principal Shareholder (i) is the sole record or beneficial owner of the Company Stock set opposite such Principal Shareholder's name on Exhibit A hereto, free and clear of any Lien, and (ii) has full legal right, power and authority to enter into this Agreement, surrender such Company Stock in exchange for the Merger Consideration and to perform such Principal Shareholder's obligations hereunder, in each case without the need for the consent of any other person or entity.

     Section 4.32 Authorization and Enforceability. This Agreement shall be and all other agreements and instruments to be executed and delivered by such Principal Shareholder in connection with or pursuant to this Agreement shall have been duly executed and delivered by such Principal Shareholder and, when so executed and delivered, constitute the legal, valid and binding obligation of such Principal Shareholder, enforceable against such Principal Shareholder in accordance with their respective terms.

     Section 4.33 Non-Contravention. Except as set forth on Schedule 5.3, the execution, delivery and performance by the Principal Shareholders of this Agreement and the consummation by the Principal Shareholders of the transactions contemplated hereby do not and will not (a) contravene or conflict with, or result in any breach of, the certificate of incorporation, bylaws or other constitutive documents of any such Principal Shareholder that is an entity, or
(b) contravene or conflict with or constitute a violation of any provision of any Law binding upon or applicable to any Principal Shareholder.

     Section 4.34 Affiliates . Schedule 4.34 is a complete list of those persons who may be deemed to be, in the Company's reasonable judgment, affiliates of the Company within the meaning of Rule 145 promulgated under the Securities Act (each, a "Company Affiliate").

                                   ARTICLE V

          REPRESENTATIONS AND WARRANTIES OF CENTRA AND ACQUISITION CO.

     Each of Centra and Acquisition Co. jointly and severally represents and warrants to the Shareholders as follows:

     Section 5.1 Corporate Existence and Power. (a) Each of Centra and Acquisition Co. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power (corporate and other) and authority to conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used and to perform its obligations under any contract filed as an exhibit to any Centra SEC Documents.

     (b) Centra is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by Centra or the nature of Centra's activities business and of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on Centra's business, condition (financial or otherwise), assets, liabilities or operations.

     Section 5.2  Centra and Acquisition Co. Capitalization  .

     (a) The authorized capital stock of Centra consists of 100,000,000 shares of Centra Common Stock, of which there were 24,312,332 shares issued and outstanding as of March 1, 2001, and 10,000,000 shares of preferred stock, $0.01 par value, of which no shares issued and outstanding as of March 1, 2001. All outstanding shares of Centra Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of Centra or any agreement or document to which Centra is a party or by which it is bound.

     (b) The authorized capital stock of Acquisition Co. consists of 1,000 shares of common stock, $0.01 par value, all of which, as of the date hereof, are issued and outstanding and are held by Centra. All of the outstanding shares of Acquisition Co.'s common stock have been duly authorized and validly issued, and are fully paid and nonassessable. Acquisition Co. was formed for the purpose of consummating the Merger and has no material assets or liabilities except as necessary for such purpose.

     (d) The Centra Common Stock to be issued in the Merger, when issued in accordance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.

     Section 5.3 Corporate Authorization. The execution, delivery and performance by Centra and Acquisition Co. of this Agreement and the consummation by Centra of the transactions contemplated hereby, including the contemplated issuance of Centra Common Stock in the Merger, are within the corporate powers of Centra and Acquisition Co. and have been duly authorized by all necessary corporate action on the part of Centra and Acquisition Co. and their respective boards of directors. No vote of Centra's stockholders is required to approve the Merger. Each of Centra and Acquisition Co. has the legal capacity, power and authority to enter into and perform its obligations under this Agreement. This Agreement has been duly and validly executed and delivered by Centra and Acquisition Co. and constitutes a valid and legally binding agreement of Centra and Acquisition Co. enforceable against each in accordance with its terms.

     Section 5.4 Non-Contravention. The execution, delivery and performance by Centra of this Agreement and the consummation by Centra and Acquisition Co. of the transactions contemplated hereby, including the contemplated issuance of Centra Common Stock in the Merger, does not and will not (a) contravene or conflict with, or result in any breach of, the Certificate of Incorporation or Bylaws of Centra or Acquisition Co., (b) contravene or conflict with or constitute a violation of any material provision of any Law binding upon or applicable to Centra or Acquisition Co., any properties or assets of Centra or Acquisition Co. or (c) result in a breach or violation of, or constitute a default or unauthorized assignment under (with or without notice or lapse of time or both) or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation of Centra or Acquisition Co. or to a loss of any benefit to which Centra or Acquisition Co. is entitled under any provision of any contracts, binding upon Centra or Acquisition Co., or (d) result in the creation or imposition of any Lien of any kind on any property or asset of Centra or Acquisition Co., except such contraventions, conflicts, breaches, violations, defaults, assignments, Liens, or other losses that will not adversely affect the Shareholders in their capacities as such.

     Section 5.5 Government Authorization. The execution, delivery and performance by each of Centra and Acquisition Co. of this Agreement and the consummation by each of Centra and Acquisition Co. of the Merger or any of the other transactions contemplated hereby require no action by or in respect of, no filing with, no Consent to be obtained from, or notice to be given to, any domestic or foreign governmental body, agency, court, official, authority or other entity, except for (i) the filing of the Certificate of Merger and the Articles of Merger, and (ii) the filing of an information statement and application for the North Carolina Order and any other documents or instruments required to be filed in connection therewith.

     Section 5.6 SEC Filings; Financial Statements. (a) Centra has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Centra with the United Stated Securities and Exchange Commission ("SEC") between February 2, 2000 and the date of this Agreement (the "Centra SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Centra SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be; and (ii) none of the Centra SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements contained in the Centra SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by applicable SEC regulations, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments (which are not reasonably expected to be, individually or in the aggregate, material in amount); and (iii) fairly present the consolidated financial position of Centra and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Centra and its subsidiaries for the periods covered thereby.

     Section 5.7 Absence of Changes. From December 31, 2000 to the date of this Agreement, there has not been any material adverse change in Centra's business, condition (financial or otherwise), assets, liabilities or operations, except as discussed in the Centra SEC Documents, including without limitation the matters set forth under the heading "Certain Factors That May Affect Future Results" in Centra's annual report on Form 10-K for the year ended December 31, 2000.

     Section 5.8 Legal Proceedings; Orders. There is no pending legal proceeding and, to the knowledge of Centra and Acquisition Co., no Person has threatened to commence any legal proceeding: (i) against Centra that could reasonably be expected to have a material adverse effect on Centra's business, condition (financial or otherwise), assets, liabilities or operations (other than any actual or threatened legal proceeding that has been previously disclosed in any of the Centra SEC Documents); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Centra and Acquisition Co., no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such legal proceeding.

     Section 5.9 SEC Filings; Financial Statements. (a) Centra has made available to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Centra with the United Stated Securities and Exchange Commission ("SEC") between February 3, 2000 and the date of this Agreement (the "Centra SEC Documents") that have been requested by the Company. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing):
(i) each of the Centra SEC Documents complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be; and (ii) none of the Centra SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     (b) The consolidated financial statements contained in the Centra SEC
Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by SEC regulations, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments (which are not reasonably expected to be, individually or in the aggregate, material in amount); and (iii) fairly present the consolidated financial position of Centra and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Centra and its subsidiaries for the periods covered thereby.

     Section 5.10 Absence of Changes. From December 31, 2000 to the date of this Agreement, there has not been any material adverse change in Centra's business, condition (financial or otherwise), assets, liabilities or operations.

     Section 5.11 Legal Proceedings; Orders. There is no pending legal proceeding and to the knowledge of Centra and Acquisition Co., no Person has threatened to commence any legal proceeding: (i) against Centra that could reasonably be expected to have a material adverse effect on Centra's business, condition (financial or otherwise), assets, liabilities or operations (other that any actual or threatened legal proceeding that has been previously disclosed in any of the Centra SEC Documents); or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Centra and Acquisition Co., except as disclosed in any of the Centra SEC Documents, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such legal proceeding.

     Section 5.12 Brokers. Centra has not engaged any broker, finder or investment banker in connection with the Merger or the transactions contemplated by this Agreement.

                                   ARTICLE VI

                       CERTAIN OBLIGATIONS OF THE PARTIES

     Section 6.1  Conduct of Business Pending Closing.

     From and after the date hereof and pending the Closing, and unless Centra shall otherwise consent or agree in writing, or except as expressly contemplated by this Agreement, the Managing Shareholders and the Company covenant and agree that:

     (a) Ordinary Course. The business of the Company will be conducted only in the ordinary course and consistent with past practice.

     (b) Preservation of Business. Each of the Managing Shareholders and the Company will use all reasonable efforts to preserve the business organization of the Company and to preserve for Centra the good will of the suppliers, customers and others having business relations with the Company.

     (c) Material Transactions. The Company will not, nor will the Managing Shareholders permit the Company, to:

          (i) amend its Articles of Incorporation or Bylaws;

          (ii) change its authorized or issued capital stock or issue any rights or options to acquire shares of its capital stock;

          (iii) enter into any rental, lease, contract or commitment the performance of which may extend beyond the Closing; except Contracts involving past or anticipated revenues of $10,000 or less, except with the prior written consent of Centra;

          (iv) enter into any employment or consulting contract or arrangement with any person or entity which is not terminable at will without penalty or continuing obligation;

          (v) sell, transfer, rent, lease or otherwise dispose of any of its assets (other than inventory or non-exclusive licenses in object code form in the ordinary course of business and consistent with past practice);

          (vi) incur, create, assume or suffer to exist any Lien;

          (vii) make, change or revoke any Tax election or make any agreement or settlement with any Tax authority;

          (viii) declare or pay any dividend or other distribution in respect of any class of its capital stock, or make any payment to redeem, purchase or otherwise acquire, or call for redemption, any of such stock or any securities convertible into or exchangeable for such stock;

          (ix) increase or otherwise change the compensation or benefits of any officer, employee or agent, except with the prior written consent of Centra;

          (x) make or authorize the making of any capital expenditure in excess of $10,000 in the aggregate;

          (xi) incur any debt or other obligation for money borrowed or any lease obligations required to be capitalized and reflected on the respective balance sheets of the Company under GAAP;

          (xii) incur any other obligation or liability, absolute or contingent except in the ordinary course of business and consistent with past practice;

          (xiii)  waive or permit the loss of any substantial right;

          (xiv) guarantee or become a co-maker or accommodation maker or otherwise become or remain contingently liable in connection with any liability or obligation of any person or entity;

          (xv) loan, advance funds or make an investment in or capital contribution to any person or entity;

          (xvi) sell, transfer, assign, issue or otherwise dispose of any Company Stock, other than upon the exercise of options or warrants that are reflected on Exhibit A;

          (xvii) take any action or permit to occur any event set forth in subparagraphs (f) through (p) of Section 4.9 above, or any action which would make any of the representations or warranties of the Managing Shareholders or the Company contained in this Agreement untrue or incorrect or prevent any of the Managing Shareholders or the Company from performing or cause any of the Managing Shareholders or the Company not to perform their covenants hereunder;

          (xviii) take any action or omit to take any action which will result in a material violation of any applicable law or cause a breach of any agreements, contracts or commitments; or

          (xix)  enter into any agreement to do any of the foregoing.

     Section 6.2  Insurance

     The Company shall maintain in full force and effect the policies of insurance listed on Schedule 4.17, subject only to variations required by the ordinary operations of its business, or else will obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing and approved in writing by Centra. The Company shall promptly advise Centra in writing of any change of insurer or type of coverage in respect of the policies listed on Schedule 4.17.

     Section 6.3 Access, Information and Documents; Subsequent Financial Statements.

     Upon reasonable notice, the Company shall afford to the officers, employees, accountants, counsel and other representatives of Centra, reasonable access, during the period prior to the Closing, to all its properties, books, contracts, commitments and records and, during such period, the Company shall furnish promptly to Centra all information concerning its business, properties and personnel as Centra may reasonably request, and shall make available to Centra the appropriate individuals (including attorneys, accountants and other professionals) for discussion of its business, properties and personnel as Centra may reasonably request. Without limiting the generality of the foregoing, the Company shall provide to Centra, as soon as practicable after the end of each accounting period and in any event no later than the tenth day after each month and the twentieth day after each fiscal quarter, unaudited trial balances, balance sheets and statements of operation ("Subsequent Financial Statements").

     Section 6.4  Consents.

     Each Managing Shareholder and the Company shall use its or his reasonable efforts to obtain all Consents (including, without limitation, all United States and foreign governmental and regulatory rulings and approvals), and each Managing Shareholder and the Company shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies), required in connection with the authorization, execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby, in each case as promptly as practicable.

     Section 6.5 Resignations. At the Closing, the Company will, if requested by Centra, deliver written resignations of the directors and officers of the Company and of the trustees, plan administrators and fiduciaries of any Plans, in form acceptable to Centra. The Company will deliver a list of all such persons to Centra at least five days prior to the Closing Date.

     Section 6.6 Public Announcements. The Principal Shareholders, the Company and Centra shall consult with each other before issuing any press release with respect to this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other parties, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other parties, issue such press release or make such public statement that is upon the advice of counsel required by law.

     Section 6.7 No Solicitation; Other Offers. Between the date of this Agreement and the Closing Date, none of the Principal Shareholders, the Company or any of their affiliates, officers, directors, employees, shareholders, agents or advisors, shall solicit, initiate, furnish information relating to or participate in any discussions or negotiations with any Person (as defined below) concerning the sale or other disposition of any or all of the Company Stock, or a merger, consolidation, or sale of all or substantially all of the assets, or any material assets, of the Company. As used herein, "Person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity other than the Company or any of its affiliates.

     Section 6.8 Subsequent Events. The Company shall promptly, and in any event prior to the Closing, advise Centra in writing of the occurrence of any event or the existence of any state of facts of which the Company has knowledge which would render any representation or warranty of the Company hereunder inaccurate or which would preclude satisfaction of any condition contained in
Article VII of this Agreement; provided, however, that no such notification shall affect any such representation, warranty or condition.

     Section 6.9 Costs, Expenses and Taxes. Each party shall bear its own costs and expenses, including legal fees, in connection with negotiation, execution, delivery, performance of and compliance with this Agreement and the transactions contemplated hereby (the "Company Transaction Expenses"), provided, however, that the Merger Consideration shall be reduced by the amount of all legal, tax and accounting fees incurred on behalf of the Company and the Shareholders, in the following manner: Centra shall pay up to $240,000 of any such costs and expenses and Centra shall also pay the reasonable legal fees of the Company's counsel incurred in connection with applying for and obtaining the
North Carolina Order.   The remaining Company Transaction Expenses shall be
deducted from the Merger Consideration as follows: 50%, less $50,000 (the "Common Stock Transaction Expenses"), shall be deducted from the Common Stock Cash Consideration or the Substitute Common Stock Cash Consideration, as the case may be, and the remaining amount (the "Series A Transaction Expenses") shall be deducted from the Series A Cash Consideration or the Substitute Series A Cash Consideration, as the case may be. Each Shareholder shall pay all transfer, documentary and similar taxes in connection with the delivery of the Common Stock to such Shareholder hereunder.

     Section 6.10 Company Shareholders Consents. Reasonably promptly after the date of this Agreement, the Company will take all action necessary in accordance with the NCBCA and with the Company's certificate of incorporation and bylaws to obtain the Shareholder consents required to approve this Agreement and the Merger. The Company will use all reasonable efforts to solicit from its

Shareholders written consents in favor of the Merger and to secure consent of such Shareholders required by this Agreement and the NCBCA to effect the Merger.

     Section 6.11 Fairness Hearing. Promptly upon the execution of this Agreement, the Company and Centra shall cooperate and work together in good faith to seek an order from the Office of the Secretary of State of the State of North Carolina approving the terms and conditions of the issuance of the Merger Consideration and the fairness of the terms and conditions of the Merger (the "North Carolina Order"), by written order or through a fairness hearing pursuant to Section 78A-30 of the North Carolina General Statutes, so that the issuance of the Centra Common Stock in the Merger shall be exempt from registration under the Securities Act by virtue of the exemption from registration contained in
Section 3(a)(10) thereof.

     Section 6.12 Company Affiliates; Restrictive Legend . Centra will give stop transfer instructions to its transfer agent with respect to any Centra Common Stock received pursuant to the Merger by any Company Affiliate, and there will be placed on the certificates representing such Centra Common Stock, or any substitutions therefor, a legend stating in substance:

     THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, APPLIES AND MAY BE TRANSFERRED ONLY (A) IN CONFORMITY WITH RULE 145(D) UNDER SUCH ACT, (B) IN ACCORDANCE WITH A WRITTEN OPINION OF COUNSEL, REASONABLY ACCEPTABLE TO THE ISSUER, IN FORM AND SUBSTANCE REASONABLY ACCEPTABLE TO THE ISSUER THAT THE TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED.

     Section 6.13 Certain Employee Benefits . As soon as practicable after the execution of this Agreement, the Company and Centra shall confer and work together in good faith to agree upon mutually acceptable employee benefit and compensation arrangements (and terminate the Company's Plans immediately prior to the Effective Time if determined by Centra to be appropriate). To the extent that Company employees become eligible to participate in any employee benefit plans or arrangements maintained by Centra and to the extent that such plans by their terms so permit, Centra will give such employees full credit for purposes of eligibility (including service and waiting period requirements), vesting, benefit accrual, and determination of the level of benefits under any employee benefit plans or arrangements maintained by Centra, for such employee's service with the Company to the same extent recognized by the Company immediately prior to the Effective Time.

     Section 6.14 Notices Regarding Dissenting Shares . Company shall give Centra (i) prompt notice of any written demand for appraisal of any shares of Company Stock together with the name and address of the stockholder who has taken such action and the number of shares of Company Stock owned by such stockholder, of any withdrawals of such demands, and of any other instruments served pursuant to applicable law and received by the Company relating to stockholders' rights of appraisal, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under applicable law. The Company shall not, except with the prior written consent of Centra, voluntarily make any payment with respect to any demand for appraisal of capital stock of the Company or offer to settle or settle any such demands.

     Section 6.15  Rule 144(c).  For the benefit of the Persons identified on
Schedule 4.34 only, Centra will use reasonable efforts to file in a timely manner any reports required to be filed by it under the Securities Act and the Exchange Act in order to effect compliance under Rule 144(c) promulgated under the Securities Act until the close of business on the first anniversary of the Effective Time.

                                  ARTICLE VII

                       CONDITIONS TO CLOSING; TERMINATION

     Section 7.1  Conditions Precedent to Obligations of Centra.

     The obligations of Centra to proceed with the Closing under this Agreement are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by Centra at Centra's option):

     (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the date hereof, and on and as of the time of Closing with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time, and Centra shall have received (i) a certificate dated the date of the Closing to such effect, signed by the president of the Company and (ii) schedules updated as of the Closing Date, provided, however, that there shall be no material change in any schedule, and no change to Schedule 6.1, without the prior written consent of Centra.

     (b) Performance and Compliance. The Managing Shareholders and the Company shall have performed in all material respects, or shall have caused the performance in all material respects of, all of the covenants and complied, or caused the compliance, in all material respects with all of the provisions required by this Agreement to be performed or complied with by them on or before the Closing and shall have delivered to Centra two certificates to such effect, one signed by the Managing Shareholders, one signed by the president of the Company.

     (c) Opinion of Counsel. Centra shall have received from counsel for the Company, an opinion dated the date of the Closing in form and substance reasonably satisfactory to Centra.

     (d) Required Consents. All Consents of any Governmental Entity or other person to the transactions contemplated hereby, including those described on
Schedule 4.18, shall have been obtained and all waiting periods specified by law the passing of which is necessary for the consummation of such transactions shall have passed or been terminated.

     (e) Litigation. No statute, rule, regulation, executive order, decree, injunction or other order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby or which would limit or adversely affect Centra's ownership or control, or the business, of the Company, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission,
(i) challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions, or
(ii) by any present or former owner of any capital stock or equity interest in the Company (whether through a derivative action or otherwise) against the Company or any officer, director or shareholder of or in his capacity as such, or (iii) which might have a Material Adverse Effect.

     (f) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred nor shall any event or circumstance which could reasonably be expected to produce a Material Adverse Effect with respect to the Company have occurred.

     (g) Release. Centra shall have received from each Principal Shareholder a waiver and release in the form of Exhibit E hereto (each, a "Release").

     (h) Escrow Agreement. Centra, the Shareholders' Agent and the Exchange Agent shall have executed and delivered the Exchange and Escrow Agreement (the "Escrow Agreement") substantially in the form attached hereto as Exhibit C hereto.

     (i) No Claims. There shall not have been made or threatened by any person or entity (other than a Shareholder) any claim asserting that such person or entity is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any capital stock of, or any other voting, equity or ownership interest in the Company or is entitled to all or any portion of the Merger Consideration.

     (j) Satisfactory Instruments. All instruments and documents required on the part of the Principal Shareholders or the Company to effectuate and consummate the transactions contemplated hereby shall be delivered to Centra and shall be in form and substance reasonably satisfactory to Centra and its counsel.

     (k) Stockholder Approval and Deliveries. This Agreement and the Merger shall have been adopted and approved by the shareholders of record of the Company as of the record date and all of the Series A Stock in accordance with applicable law and the Company's Articles of Incorporation and Bylaws, and this Agreement shall have been executed and delivered by all Principal Shareholders.

     (l) Termination Agreements. The Company shall have delivered to Centra executed Option Termination Agreements from persons holding Company Options representing at least 90% of the shares of Company Common Stock underlying all of the Company Options as of the date hereof without regard to vesting or any other restriction on exercise, and shall have delivered to Centra an executed Warrant Termination Agreement from each person who, immediately prior to the Effective Time, is the holder of a Company Warrant.

     (m) North Carolina Order. Centra shall have received the North Carolina Order approving the terms and conditions of the issuance of the Merger Consideration and the fairness of the terms and conditions of the Merger.

     (n) Limit on Dissenters' Rights. As of the Closing Date, the aggregate number of Dissenting Shares shall not exceed three percent of the number of issued and outstanding shares of Company Stock.

     (o) Payment of Company Debt. Arrangements satisfactory to Centra shall have been made for Centra to repay Imperial Bank in full and to obtain executed terminations of any and all security agreements and financing statements relating to debt owed to Imperial Bank and any other lender to the Company.

     (p) Employment and Severance Arrangements. Centra shall have entered into satisfactory employment arrangements, including non-competition agreements substantially in the form of Exhibit F hereto and stock restriction agreements substantially in the form of Exhibit G hereto, with each of Harvinder Singh and Rajesh Rao, and arrangements satisfactory to Centra shall have been made with respect to the severance arrangements between the Company and each employee of the Company who will not become an employee of Centra after the closing.

     (q) Tax Opinion. Centra shall have received an opinion of Foley, Hoag & Eliot llp, dated as of the Closing Date, in form and substance reasonably satisfactory to Centra, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, that the Merger will constitute a "reorganization" within the meaning of Section 368 of the Code and that each of Centra and the Company will be a party to the reorganization within the meaning of Section 368(a) of the Code. The parties to this Agreement agree to make such reasonable representations as requested by such counsel for the purpose of rendering such opinions. If the Conversion Event occurs, this Section 7.1(q) shall not be a condition to the Merger, and shall be of no further force or effect.

     Section 7.2 Conditions Precedent to the Obligations of the Company and the Principal Shareholders.

     The obligations of the Company and the Principal Shareholders to proceed with the Closing hereunder are subject to the fulfillment prior to or at Closing of the following conditions (any one or more of which may be waived in whole or in part by the Company and the Principal Shareholders at the Company's and the Principal Shareholders' option):

     (a) Representations and Warranties. The representations and warranties of Centra contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the time of Closing with the same force and effect as though such representations and warranties had been made on, as of and with reference to such time and Centra shall have delivered to the Shareholder's Agent a certificate, signed by its President or a Vice President, to such effect.

     (b) Performance and Compliance. Centra shall have performed in all material respects all of the covenants and complied in all material respects with all of the provisions required by this Agreement to be performed or complied with by it on or before the Closing and Centra shall have delivered to the Company and the Principal Shareholders a certificate, signed by its President or a Vice President, to such effect.

     (c) Opinion of Counsel. The Company shall have received from Foley, Hoag & Eliot LLP, counsel to Centra and Acquisition Co., an opinion, dated the date of the Closing, in form and substance reasonably satisfactory to the Company.

     (d) Litigation. No order of any court or administrative agency shall be in effect which restrains or prohibits the transactions contemplated hereby and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any court or governmental agency or other regulatory or administrative agency or commission, challenging any of the transactions contemplated by this Agreement or seeking monetary relief by reason of the consummation of such transactions.

     (f) Required Consents. All consent and approvals of all governmental departments, agencies, authorities and commissions required for the transactions contemplated hereby shall have been obtained, and all waiting periods specified by law the passing of which is necessary for the consummation of such transactions shall have passed or been terminated.

     (g) Exchange Agent Documents. Centra and the Escrow Agent shall have executed and delivered the Escrow Agreement and an Exchange Agreement substantially in the form of Exhibit H hereto.

     (h) Agreements and Covenants. Centra and Acquisition Co. shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Centra by an authorized officer of Centra.

     (i) Material Adverse Effect. No Material Adverse Effect with respect to Centra shall have occurred since the date of this Agreement and be continuing.

     (j) Satisfactory Instruments. All instruments and documents required on Centra's part to effectuate and consummate the transactions contemplated hereby shall be delivered to and shall be in form and substance reasonably satisfactory to the Company and its counsel.

     (k) North Carolina Order. Centra shall have received the North Carolina Order approving the terms and conditions of the issuance of the Merger Consideration and the fairness of the terms and conditions of the Merger.

     (l) Employment Arrangements. Centra shall have entered into employment arrangements, including non-competition agreements substantially in the form of Exhibit F hereto and stock restriction agreements substantially in the form of Exhibit G hereto, with each of Harvinder Singh and Rajesh Rao on terms reasonably satisfactory to each of Messrs. Singh and Rao.

     Section 7.3  Termination

     (a) When Agreement May Be Terminated. This Agreement may be terminated at any time prior to Closing:

          (i) By mutual agreement of Centra and the Company in accordance with
Section 251 of the DGCL and Section 55-11-03(i) of the NCBCA;

          (ii) by the Company by written notice given to Centra, if any one or more of the material conditions to its obligation to close has not been satisfied within 60 days after the date hereof or is not capable of being satisfied by such date, through no fault of the Company or any Shareholder;

          (iii) by Centra by written notice given to the Company and the Principal Shareholders, if any one or more of the material conditions to its obligation to close has not been satisfied within 60 days after the date hereof or is not capable of being satisfied by such date, through no fault of Centra;

          (iv) by the Company, if Centra has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement and such breach continues uncured for 10 days after written notice thereof by the Company; or

          (v) by Centra, if the Company or any Principal Shareholder has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement and such breach continues uncured for 10 days after written notice thereof by Centra.

     (b) Effect of Termination. In the event of termination of this Agreement, as provided above, this Agreement shall forthwith terminate and shall become void and of no further force and effect and nothing herein shall relieve any party from liability for any breach hereof prior to such termination.

                                  ARTICLE VIII

                                  THE CLOSING

     Section 8.1 Closing Items being delivered by Principal Shareholders. At the Closing, each Principal Shareholder will deliver to Centra the following:

     (a) a Release from such Principal Shareholder; and

     (b) all other instruments and documents required on the part of such Principal Shareholder to effectuate and consummate the transactions contemplated hereby, in form and substance satisfactory to Centra and its counsel.

     Section 8.2 Closing Items Being Delivered by the Company. At the Closing, the Company will deliver to Centra each of the following:

     (a) copies of all notices, filings and those Consents (including, without limitations, all Consents listed in Schedule 4.18) of any third party or Government Entity required (i) for the consummation of this Agreement and any other transaction contemplated by this Agreement, and (ii) in order that the transactions contemplated hereby not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of the assets of the Company under, any Contract or Consent;

     (b) an opinion of counsel for the Company dated the date of the Closing in form and substance satisfactory to Centra and its counsel;

     (c) a certificate of an officer of the Company in form and substance satisfactory to Centra certifying as to (i) the Articles of Incorporation of the Company; (ii) the Bylaws of the Company; (iii) the resolutions of the Board of Directors and the resolutions or consents of shareholders of the Company authorizing the transactions contemplated by this Agreement, including the execution of the Escrow Agreement; and (iv) the incumbency of the officers executing this Agreement on behalf of the Company;

     (d) the certificates required by Sections 7.1(a) and (b);

     (e) the minute books, stock transfer records, stock certificates, corporate seal, and other materials related to the corporate administration of the Company;

     (f) a certificate of the Secretary of State of North Carolina evidencing, as of a recent date, the good standing of the Company within that State;

     (g) each of the Exchange Agreement and Escrow Agreement, as executed by Centra, the Shareholders' Agent and the Exchange Agent;

     (h) if requested by Centra, written resignations of the officers and directors of the Company and of the trustees, plan administrators and fiduciaries of the Plans, each as requested by Centra and in form acceptable to Centra;

     (i) subject to Section 1.9(f), evidence of exercise in full by each holder of a Company Option, or the cancellation of each Company Option, and evidence of the exercise in full of each Company Warrant or a Warrant Termination Agreement from each holder of a Company Warrant;

     (j) a certificate of the secretary and another officer of the Company, as of the Effective Time, (i) attesting to the number (in the aggregate and for each holder of any Company securities) of shares of Company Common Stock and Series A Stock issued and outstanding immediately prior to the Effective Time and the number of Company Options and Company Warrants outstanding immediately prior to the Effective Time and the exercise price, vesting schedule or other restriction on exercise, and (ii) certifying that the copies of all Company Options and Company Warrants to be assumed by Centra at the Effective Time are attached to the certificate and are true and correct copies of each such Company Option or Company Warrant;

     (k) all executed Proxy and Consent Agreements;

     (l) a payoff letter from Imperial Bank dated as of the Closing (or dated as of a date prior to the closing with a per diem additional amount payable) and executed terminations of any and all security agreements and financing statements on behalf of by Imperial Bank in connection with the Company's debt; and

     (m) all other instruments and documents required on the part of any Shareholder or the Company to effectuate and consummate the transactions contemplated hereby in form and substance reasonably satisfactory to Centra and its counsel.

     Section 8.3 Closing Items being delivered by Centra. (a) At the Closing, Centra will deliver to the Shareholders' Agent each of the following:

     (a) evidence of transmittal of the Merger Consideration to the Exchange Agent;

     (b) a certificate of an officer of Centra and of Acquisition Co. in form satisfactory to the Company certifying as to (i) the certificate of incorporation of such corporation; (ii) the bylaws of such corporation; (iii) the resolutions of the Board of Directors of such corporation authorizing the transactions contemplated by this Agreement; and (iv) the incumbency of the officers executing this Agreement on behalf of such corporation;

     (c) the certificates required by Sections 7.2(a) and (b);

     (d) an opinion from Foley, Hoag & Eliot llp, counsel to Centra, dated the date of the Closing, in form and substance reasonably satisfactory to the Company and its counsel;

     (e) executed copies of each of the Exchange Agreement and the Escrow Agreement, as executed by Centra and evidence of transmittal to the Exchange Agent of the amounts referenced in Section 2.1, if any;

     (f) other instruments and documents required on Centra's part to effectuate and consummate the transactions contemplated hereby in form and substance reasonably satisfactory to the Company and its counsel.

                                   ARTICLE IX

                                   COVENANTS

     Section 9.1 Further Assurances. From and after the Closing, the parties agree to take all such further actions and execute all such further instruments or documents as shall be deemed reasonably necessary by any of them in order to consummate the transactions contemplated by this Agreement.

     Section 9.2 Company Information. From and after the Closing, each Principal Shareholder agrees to cooperate to the fullest extent with all inquiries, audits and requests for information made by Centra or any representative of Centra regarding any aspect of the business operations of the Company prior to Closing.

     Section 9.3 Company Name. From and after the Closing, each Principal Shareholder shall refrain from conducting business in any manner whatsoever or taking any action, whether for himself, or on behalf of any other person or entity, under the name "MindLever" or any name substantially similar thereto, except in connection with such Principal Shareholder's performance as an employee of Centra, the Company or the Surviving Corporation.

     Section 9.4  Confidentiality.

     (a) From and after the Closing, the Principal Shareholders shall keep, and shall cause each of their spouses, relatives, employees, directors, officers, representatives, partners, and any entity in which such Principal Shareholder owns an interest greater than or equal to ten percent to keep confidential and not disclose to any other person or entity or use for its own benefit or the benefit of any other person or entity any Confidential Information in its or their possession or control regarding the Company or its business and operations. The obligations of Principal Shareholders under this Section 9.4 shall not apply to information which (i) is or becomes generally available to the public without breach of the commitment provided for in this Section 9.4; or
(ii) is required to be disclosed by law, order or regulation of a court or tribunal or governmental authority; provided, however, in any such case, that the Principal Shareholders subject to such requirement shall notify Centra as early as practicable prior to disclosure to allow Centra to take appropriate measures to preserve the confidentiality of such information.

     (b) For purposes of this Agreement, "Confidential Information" means all trade secrets, information, data, know-how, systems and procedures of a technical, sensitive or confidential nature in any form relating to the Company or customers of the Company, including without limitation, all business and marketing plans, marketing and financial information, pricing, profit margin, cost and sales information, operations information, forms, contracts, bids, agreements, legal matters, unpublished written materials, names and addresses of customers and prospective customers, information about employees, suppliers and other companies with which the Company has a commercial relationship, plans, methods, concepts, technical information, computer programs or software in various stages of development, passwords, source code listings and object code.

     (c) All files, records, reports, programs, manuals, notes, sketches, drawings, diagrams, prototypes, memoranda, tapes, discs, and other documentation, records and materials in any form that in any way incorporate, embody or reflect any Confidential Information will belong exclusively to the Company and each Principal Shareholder will not remove from the Company's premises any such items under any circumstances without the prior written consent of the party owning such item. Each Principal Shareholder will deliver to the Company all copies of such materials in such Principal Shareholder's control upon such entity's request or upon termination of any employment relationship between such Principal Shareholder and the Company and, if requested by the Company, will state in writing that all such materials were returned.

                                   ARTICLE X

                        SURVIVAL OF REPRESENTATIONS AND

                 WARRANTIES; REDUCTION OF MERGER CONSIDERATION

     Section 10.1 Survival. The representations and warranties contained herein shall survive until, and notice of any claim for a breach or failure thereof shall in all cases be delivered on or before, the first anniversary of the Closing Date; provided that, this limitation shall not apply to (i) any claim alleging fraud, (ii) any claim alleging intentional misrepresentation, i.e., any claim that any representation or warranty was made with the knowledge that such representation or warranty was false, and (iii) any claim of which notice shall have been given on or before the first anniversary of the Closing Date. The Shareholders acknowledge that indemnification of Centra in connection with the representations and warranties of the Company and Principal Shareholders in this Agreement shall not be affected or mitigated by any investigation conducted by Centra or its representatives prior to the Closing Date or any knowledge of Centra resulting therefrom.

     Section 10.2 Indemnification by Shareholders; Reduction of Merger Consideration. The indemnification obligation of the Shareholders hereunder shall be satisfied, subject to the provisions of this Article X, by reducing the Merger Consideration through payments to Centra from the Escrow

Amount. Any such payments will reduce the Merger Consideration payable to each Shareholder ratably in proportion to their relative Allocation Percentages. Subject to the provisions of this Article X, each Shareholder shall indemnify and hold Centra and the Surviving Corporation harmless, and payments from the Escrow Amount shall be used to indemnify and hold Centra and the Surviving Corporation harmless from and against:

     (a) any and all losses, liabilities, obligations, damages and expenses (each a "Loss") resulting from, arising out of or in any way caused by the breach or failure to have been true as of the Closing of any of the representations and warranties or covenants contained in Article IV of this Agreement, or in any certificate or other agreement or document to be delivered by any Principal Shareholder or, on or prior to the Closing Date, by the Company, pursuant to this Agreement;

     (b) any Loss resulting from, arising out of or in any way caused by the failure of any Principal Shareholder or the Company to comply with any covenant or agreement contained in this Agreement which is required to be performed by the Principal Shareholders or, on or prior to the Closing Date, by the Company, as the case may be, provided, however, that any Loss resulting from the breach of any provision of Section 4.31, 4.32 or 4.33 hereof shall be the sole responsibility of the Principal Shareholder committing such breach;

     (c) any and all Losses arising out of or resulting from any action, suit, or other proceedings against Centra, Acquisition Co., the Surviving Corporation or, on or prior to the Closing Date, the Company, by any shareholder of the Company in the exercise of, or in any way relating to, such shareholder's appraisal rights pursuant to the NCBCA (including any consideration paid in addition to the Merger Consideration with respect to any shares of Company Stock held by such shareholder), or claims of any kind or nature which in any way relate to the approval, authorization or consummation of the Merger or such shareholder's rights as a shareholder of the Company at any time prior to consummation of the Merger, including, but not limited to, claims relating to rights or obligations among the shareholders of the Company;

     (d) all actions, suits, proceedings, costs and expenses, including reasonable attorneys' fees, incident to the foregoing or the enforcement of this
Section 10.2.

     Section 10.3 Threshold. The Shareholders shall not be required to make any indemnification payment pursuant to Section 10.2 until such time as the total amount of all Losses that have been directly or indirectly suffered or incurred by any one or more of Centra, Acquisition Co., the Surviving Corporation or, on or prior to the Closing Date, the Company, or to which any of them has otherwise become subject, exceeds $32,500 in the aggregate, at which point Centra, Acquisition Co. or the Surviving Corporation, as the case may be, shall be entitled to the reimbursement of all Losses in accordance with this
Article X.

     Section 10.4  Indemnification by Centra.  Subject to the provisions of this
Article X, Centra agrees to indemnify and hold the Shareholders harmless from and against:

     (a) any Loss resulting from, arising out of or in any way caused by the breach or failure to have been true as of the Closing of any of the representations and warranties or covenants contained in Article V of this Agreement, or in any certificate or other agreement or document to be delivered by Centra pursuant to this Agreement;

     (b) any Loss resulting from, arising out of or in any way caused by the failure of Centra to comply with any of the covenants contained in this Agreement which are required to be performed by Centra; and

     (c) all actions, suits, proceedings, costs and expenses, including reasonable attorneys' fees, incident to the foregoing in the enforcement of this
Section 10.4.

     Section 10.5  Notice and Procedure for Indemnification.

     (a) A party seeking indemnification pursuant to this Article X (an "Indemnified Party") shall give prompt written notice to the party from whom such indemnification is sought (the "Indemnifying Party") of the assertion of any claim by the Indemnified Party, or the commencement of any action, suit or proceeding by a third party which is not an affiliate of any party hereto in respect of which indemnity may be sought hereunder (a "Third Party Claim"), and will give the Indemnifying Party such information with respect thereto as the Indemnifying Party may reasonably request, but failure to give such written notice shall not relieve the Indemnifying Party of any liability hereunder except to the extent that the Indemnifying Party is actually prejudiced thereby. Where Centra is the Indemnified Party, the notice required hereby shall be sufficient if given to the Shareholders' Agent in accordance with the applicable provisions of this Agreement.

     (b) The Indemnifying Party shall have the right, exercisable by written notice to the Indemnified Party within thirty (30) days of receipt of written notice from the Indemnified Party of the commencement of or assertion of any Third Party Claim in respect of which indemnity may be sought hereunder, to assume and conduct the defense of such Third Party Claim with counsel selected by the Indemnifying Party and reasonably acceptable to the Indemnified Party; provided that, (i) such Third Party Claim involves (and continues to involve) solely monetary damages and where the Indemnified Party reasonably determines (and continues reasonably to determine) that defense of the claim by the Indemnifying Party will not have a material adverse effect on the Indemnified Party; and (ii) the Indemnifying Party expressly agrees in writing that as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the Third Party Claim. If the Indemnifying Party does not assume the defense of such Third Party Claim in accordance with this Section 10.5, the Indemnified Party may continue to defend the Third Party Claim. If the Indemnifying Party has assumed the defense of a Third Party Claim as provided in this Section 10.5(b), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; provided that, if the Indemnifying Party fails to take reasonable steps necessary to defend diligently such Third Party Claim within ten calendar days (or such shorter period as may be required to defend diligently such Third Party Claim) after receiving written notice from the Indemnified Party, the Indemnified Party may assume its own defense, and the Indemnifying Party will be liable for all reasonable costs or expenses paid or incurred in connection therewith after receipt by the Indemnifying Party of the aforementioned notice and failure of the Indemnifying Party to defend diligently such Third Party Claim within the required time.

     (c) The Indemnifying Party or the Indemnified Party, as the case may be, shall have the right to participate in (but not control), at its own expense, the defense of any Third Party Claim which the other is defending as provided in this Agreement.

     (d) The Indemnifying Party, if it shall have assumed the defense of any Third Party Claim as provided in this Agreement, shall not, without prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed, consent to a settlement of, or the entry of any judgment arising from, any such Third Party Claim which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party of a complete release from all liability in respect of such Third Party Claim, or which grants any injunctive or equitable relief. The Indemnified Party shall not have the right to settle any Third Party Claim, the defense of which has not been assumed by the Indemnifying Party, without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

     (e) If the Indemnifying Party chooses not to defend or prosecute any Third Party Claim, the Indemnified Party shall not settle such claim without the consent of the Indemnifying Party, which shall not be unreasonably withheld. Whether or not the Indemnifying Party chooses to defend or prosecute any Third Party Claim, all the parties hereto shall cooperate in the defense or prosecution thereof and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials and appeals, as may be reasonably requested in connection therewith; provided that, the Indemnifying Party shall pay the reasonable expenses incurred by the Indemnified Party in cooperating pursuant to this Section 10.5(e).

     (f) Any indemnification under any provision of this Agreement shall be effected by wire transfer of immediately available funds from the Indemnifying Party to an account designated by the Indemnified Party within 15 days after the final determination thereof.

     Section 10.6 Reduction of Merger Consideration. Centra, the Company and the Shareholders agree that any indemnification payments made pursuant to this Agreement shall be treated for all purposes as an adjustment to the Merger Consideration unless otherwise required by applicable law.

     Section 10.7 Dollar Limitation. Notwithstanding anything to the contrary contained herein, the aggregate liability of the Shareholders for all Losses pursuant to Section 10.2 shall be limited to the Escrow Amount; provided, however, that the limitations contained in this Section 10.7 shall not apply to any claim against a Principal Shareholder alleging fraud or any claim alleging an intentional misrepresentation, i.e., that any representation or warranty by the Company or by the Principal Shareholder was made with the Principal Shareholder's knowledge that such representation or warranty was false.

     Section 10.8 Limitation of Remedies. The parties hereto agree that from and after the date hereof their sole and exclusive remedy for monetary damages with respect to any and all claims arising out of this Agreement shall be the indemnification provisions set forth in this Section XI, except for claims relating to fraud, intentional breach or failure of any representation or warranty or any claim that any representation or warranty was made with the knowledge that such representation or warranty was false, and breaches of post-closing covenants.

                                   ARTICLE XI

                                  TAX MATTERS

     Section 11.1 Termination of Tax Sharing Agreement. Except as otherwise provided in this Article XI, all tax sharing agreements, arrangements, policies and guidelines, formal or informal, express or implied, that may exist between the Company and any other person and any obligations thereunder shall terminate as of the Closing Date and the Company shall have no liability thereunder for any and all amounts due in respect of periods ending on or before the Closing Date.

     Section 11.2 Certain Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any transfer tax and any similar tax imposed in states or subdivisions), shall be paid by the Shareholders when due, and the Shareholders will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees.

                                  ARTICLE XII

                                 MISCELLANEOUS

     Section 12.1 Amendment and Modification. This Agreement may not be amended without the written consent of Centra, the Company and Shareholders holding a majority of the Company Stock held by all Shareholders hereto. This Agreement may be amended as permitted by Section 251 of the DGCL and Section 55-11-10 of the NCBCA, notwithstanding the Shareholders' approval of this Agreement. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any subsequent such occurrence.

     Section 12.2 Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be delivered by hand, sent via overnight courier, sent by facsimile, or mailed by first class certified or registered mail, return receipt requested, postage prepaid:

     If to a Principal Shareholder, to the address for such Principal Shareholder set forth below such Principal Shareholder's signature; provided, that in the case of notice of a Claim under Article X such notice requirement shall be satisfied by giving notice to the Shareholders' Agent in accordance with this Section 11.2,

     If to any other Shareholder, to the Shareholders' Agent,

     If to the Shareholders' Agent:

                         Salim A.L. Bhatia
                         909 Aviation Parkway, Suite 600
                         Morrisville, NC 27560
                         Facsimile: (919) 654-1701

                         With a copy to:    Hutchison & Mason PLLC
                         3110 Edwards Mill Road, Suite 100
                         Raleigh, NC 24612
                         Attention: Fred D. Hutchison
                         Facsimile: (919) 829-9696

      If to Centra or the Surviving Corporation:

                         Centra Software, Inc.
                         430 Bedford Street
                         Lexington, MA 02420
                         Attention: Stephen Johnson, CFO
                         Facsimile: (781) 863-7288,

      With a copy to:    Foley, Hoag & Eliot LLP
                         One Post Office Square
                         Boston, MA 02109
                         Attention: Robert L. Birnbaum
                         Facsimile: (617) 832-7000,

or to such other person or entity or at such other address as any party shall designate by notice to the other in accordance herewith.

     Notices provided in accordance with this Section 13.2 shall be deemed delivered (i) upon personal delivery with signature required, (ii) one Business Day after they have been sent to the recipient by reputable overnight courier service (charges prepaid and signature required)
(iii) upon confirmation, answer back received, of successful transmission of a facsimile message containing such notice if sent between 9 a.m. and 5 p.m., local time of the recipient, on any Business Day, and as of 9 a.m. local time of the recipient on the next Business Day if sent at any other time, or (iv) three Business Days after deposit in the mail. The term "Business Day" as used in this
Section 13.2 shall mean any day other than Saturday, Sunday or a day on which banking institutions are not required to be open in The Commonwealth of Massachusetts.

     Section 12.3 Counterparts. This Agreement may be executed in two or more counterparts all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 12.4 Entire Agreement; No Third Party Beneficiaries. This Agreement and all schedules and documents delivered hereunder constitute the entire agreement and supersede all prior agreements and understandings, both written and oral among the parties with respect to the subject matter hereof and thereof and is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     Section 12.5 Severability. If any provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, (i) such provision shall be modified in scope to permit the party in whose favor such provision was reasonably intended to operate to obtain the maximum benefit permissible under applicable law or policy, and (ii) the remaining provisions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     Section 12.6 Governing Law. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the principles of conflicts of law thereof.

     Section 12.7 Consent to Jurisdiction. Each of Centra, Acquisition Co., the Company and the Principal Shareholders irrevocably submits to the exclusive jurisdiction of any state or federal court sitting within the jurisdictional boundaries of the United State District Court for the District of Massachusetts, for purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any action, suit or proceeding relating hereto except in such courts). Each of Centra, Acquisition Co., the Company and the Shareholders further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth in Section 13.2 shall be effective service of process for any action, suit or proceeding with respect to any matters to which it has submitted to jurisdiction as set forth in the immediately preceding sentence. Each of Centra, Acquisition Co., the Company and the Principal Shareholders irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     Section 12.8 Waiver of Jury Trial. EACH OF CENTRA, COMPANY AND ACQUISITION CO. HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF CENTRA, COMPANY OR ACQUISITION CO. IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     Section 12.9 Successors and Assigns, Assignment. This Agreement shall be binding on the parties hereto and their respective successors, heirs and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written agreement of Centra, the Company and Principal Shareholders holding a majority of the issued and outstanding Company Stock held by all of the Principal Shareholders.

     Section 12.10 Rules of Construction . The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     In Witness Whereof, the parties hereto have caused this Agreement and Plan of Merger to be executed by their duly authorized respective officers as of the date first written above.

                                    Centra Software, Inc.


                                    By:  /s/ Anthony J. Mark
                                         -------------------
                                    Name:  Anthony J. Mark
                                    Title:  President & COO


                                    M-L Acquisition Corp.


                                    By: /s/ Stephen A. Johnson
                                        ----------------------
                                    Name:  Stephen A. Johnson
                                    Title:  President


                                    MindLever.com, Inc.


                                    By: /s/ Salim A.L. Bhatia
                                        ---------------------
                                    Name:  Salim A.L. Bhatia
                                    Title:  President & Chief Executive Officer


                                    PRINCIPAL SHAREHOLDERS:


/s/ Salim A.L. Bhatia
-----------------------
Salim A.L. Bhatia
Notice Address:    107 Rustic Woods Lane
                   Cary, NC 27511


/s/ Harvinder Singh
-----------------------
Harvinder Singh
Notice Address:    2304 Florida Court
                   Raleigh, NC 27615


/s/ Rajesh Rao
-----------------------
Rajesh Rao
Notice Address:    6109 Fetlock Drive
                   Raleigh, NC 27613

Alliance Technology Ventures II, L.P.

By: Alliance Associates II, LLC, its General Partner

By: /s/ Michael R. Slawson
    ---------------------------
Name:   Michael R. Slawson
    ---------------------------
Title: Manager
    ---------------------------

Notice Address:  Attn:  Michael R. Slawson
                        8995 Westside Parkway, Suite 200
                        Alpharetta, GA  30004
                        Facsimile:  (678) 336-2001

ATV AFFILIATES FUND, L.P.

By: Alliance Associates II, LLC, its General Partner

By: /s/ Michael R. Slawson
    ---------------------------
Name:   Michael R. Slawson
    ---------------------------
Title: Manager
    ---------------------------

Notice Address:  Attn:  Michael R. Slawson
                        8995 Westside Parkway, Suite 200
                        Alpharetta, GA  30004
                        Facsimile:  (678) 336-2001

Mid-Atlantic Venture Fund III, L.P.

By: MAVF III GP, Inc, the General Partner of MAVF III Partners, L.P., the General Partner of Mid-Atlantic Venture Fund III, L.P.

By: /s/ Thomas A. Smith
    ---------------------------
Name:   Thomas A. Smith
    ---------------------------
Title:  Director
    ---------------------------

Notice Address:  Attn:  Tom Smith
                        1801 Reston Parkway, Suite 203
                        Reston, VA  20190
                        Facsimile:  (703) 904-4124

The North Carolina Enterprise Fund, L.P.

By:

By: /s/ Joseph A. Velk
    ---------------------------
Name:   Joseph A. Velk
    ---------------------------
Title: Executive Vice President
    ---------------------------

Notice Address:  Attn:  Joe Velk
                        3600 Glenwood Avenue, Suite 107
                        Raleigh, NC  27612
                        Facsimile:  (919) 783-9195